                                                                       EXHIBIT A


                 SENIOR SUBORDINATED NOTE, PREFERRED STOCK AND
                          WARRANT PURCHASE AGREEMENT


                        DATED AS OF SEPTEMBER 30, 1998

                                     AMONG

                            ZIMMERMAN SIGN COMPANY

                   CONTINENTAL ILLINOIS VENTURE CORPORATION,

                               MIG PARTNERS VIII

                                      AND

                    THE MANAGEMENT PURCHASERS LISTED HEREIN

                               TABLE OF CONTENTS
                                                                                                                  Page
Section 1.  Authorization and Closing.............................................................................1
         1A.      Authorization of Notes, Warrants and Series A Preferred.  ......................................1
         1B.      Purchase and Sale of the Notes, the Warrants and Series A Preferred.  ..........................2
         1C.      The Closing.....................................................................................2
         1D.      Closing Fees....................................................................................2

Section 2.  Conditions of the Purchasers' Obligation at the Closing...............................................2
         2A.      Loan Agreement..................................................................................2
         2B.      Share Purchase Option Transaction.  ............................................................2
         2C.      Stockholders Agreement and Registration Agreement...............................................3
         2D.      Representations and Warranties; Covenants.......................................................3
         2E.      Certificate of Designation......................................................................3
         2F.      Delivery of Notes, Warrants and Series A Preferred..............................................3
         2G.      Resignation of Directors........................................................................3
         2H.      Termination of Registration Rights Agreement....................................................4
         2I.      Securities Law..................................................................................4
         2J.      No Pending Action...............................................................................4
         2K.      No Materially Adverse Effect....................................................................4
         2L.      Indebtedness; No Default........................................................................4
         2M.      Environmental Reports...........................................................................4
         2N.      Liquidity.......................................................................................4
         2O.      Opinion of Counsel..............................................................................4
         2P.      Closing Documents...............................................................................4
         2Q.      The Purchasers' Fees and Expenses...............................................................6
         2R.      Total Transaction Fees..........................................................................6
         2S.      Legal Investment................................................................................6
         2T.      Proceedings.....................................................................................7
         2U.      Waiver..........................................................................................7

Section 3.  Affirmative Covenants.................................................................................7
         3A.      Business Maintenance............................................................................7
         3B.      Financial Statements and Other Information......................................................8
         3C.      Inspection of Property.........................................................................10
         3D.      Compliance with Certain Agreements.............................................................10
         3E.      Proprietary Rights.............................................................................11
         3F.      Environmental Matters..........................................................................11
         3G.      ERISA Notices and Requests.....................................................................11
         3H.      SBIC Regulatory Provisions.....................................................................12
         3I.      Current Public Information.....................................................................14

Section 4.  Financial Covenants..................................................................................14
         4A.      Financial Covenants When Notes Outstanding.....................................................14

         4B.      Financial Covenants When Series A Preferred Outstanding........................................16

Section 5.  Negative Covenants...................................................................................18
         5A.      Acquisition; Consolidation; Reorganization.....................................................18
         5B.      Sale, Lease or Transfer of Assets..............................................................19
         5C.      Distributions..................................................................................19
         5D.      Investments....................................................................................19
         5E.      Limitations on Indebtedness....................................................................20
         5F.      Contingent Liabilities.........................................................................20
         5G.      Liens..........................................................................................20
         5H.      Amendment to the Company's Articles of Incorporation and Bylaws; Stock
                  Splits.........................................................................................20
         5I.      Conduct of Business............................................................................20
         5J.      Affiliated Transactions........................................................................21
         5K.      Restrictive Agreements; Conflicting Agreements.................................................21
         5L.      Public Disclosures.............................................................................21
         5M.      Use of Proceeds................................................................................21
         5N.      Fiscal Year....................................................................................21
         5O.      Amendment of Indebtedness......................................................................21
         5P.      Equity Issuances...............................................................................22
         5Q.      ERISA Compliance...............................................................................22

Section 6.  Representations and Warranties of the Company........................................................23
         6A.      Organization and Corporate Power...............................................................23
         6B.      Capital Stock and Related Matters..............................................................23
         6C.      Subsidiaries; Partnerships.....................................................................24
         6D.      Authorization; No Breach.......................................................................24
         6E.      Financial Statements...........................................................................24
         6F.      Absence of Undisclosed Liabilities.............................................................25
         6G.      No Material Adverse Change.....................................................................25
         6H.      Assets.........................................................................................25
         6I.      Investment Company Act.........................................................................26
         6J.      Margin Regulations.............................................................................26
         6K.      Tax Matters....................................................................................26
         6L.      Contracts and Commitments......................................................................26
         6M.      Trademarks, Patents............................................................................28
         6N.      Litigation, etc................................................................................28
         6O.      No Forfeiture..................................................................................29
         6P.      Small Business Matters.........................................................................29
         6Q.      Brokerage......................................................................................29
         6R.      Insurance......................................................................................29
         6S.      Employees......................................................................................29
         6T.      Compliance with Laws...........................................................................30
         6U.      Affiliated Transactions........................................................................30
         6V.      Indebtedness...................................................................................30
         6W.      Loan Agreement.................................................................................30
         6X.      ERISA..........................................................................................30

         6Y.      Environmental and Safety Matters...............................................................32
         6Z.      Real Property Holding Corporation Status.......................................................33
         6AA.     Certain Government Regulations.................................................................33
         6BB.     Closing Date...................................................................................33

Section 7.  Representations and Warranties of BA Purchasers......................................................33
         7A.      Due Authorization..............................................................................34
         7B.      Consents and Approvals.........................................................................34

Section 8.  Representations and Warranties and Covenants of all Purchasers.......................................34
         8A.      Investment Intent..............................................................................34
         8B.      Access: Sophistication: etc....................................................................34

Section 9.  Definitions..........................................................................................35
         9A.      Defined Terms..................................................................................35
         9B.      Accounting Terms...............................................................................47

Section 10.  Events of Default...................................................................................47
         10A.     Events of Default..............................................................................47
         10B.     Default Interest Rate..........................................................................50
         10C.     Remedy if Bankruptcy...........................................................................50
         10D.     Remedy if Other Event of Default...............................................................50
         10E.     Waivers........................................................................................51
         10F.     Right of Setoff................................................................................51

Section 11.  Miscellaneous.......................................................................................51
         11A.     Expenses.......................................................................................51
         11B.     Remedies.......................................................................................52
         11C.     Indemnification................................................................................52
         11D.     Usury..........................................................................................53
         11E.     Consent to Amendments..........................................................................53
         11F.     Successors and Assigns.........................................................................53
         11G.     Severability...................................................................................54
         11H.     Counterparts...................................................................................54
         11I.     Descriptive Headings; Interpretation...........................................................54
         11J.     Governing Law..................................................................................54
         11K.     Notices........................................................................................54
         11L.     Survival of Agreement; Indemnities.............................................................55
         11M.     Taxes and Fees.................................................................................56
         11N.     Jurisdiction and Venue.........................................................................56
         11O.     Waiver of Right to Jury Trial..................................................................57
         11P.     Consideration for the Warrants and Warrant Stock...............................................57
         11Q.     No Strict Construction.........................................................................57
         11R.     Complete Agreement.............................................................................58
         11S.     Time of Essence................................................................................58
         11T.     No Third Party Beneficiaries...................................................................58
         11U.     Confidentiality of Information.................................................................58

Schedules and Exhibits:

List of Exhibits
List of Disclosure Schedules
Schedule of Purchasers

                 SENIOR SUBORDINATED NOTE, PREFERRED STOCK AND
                          WARRANT PURCHASE AGREEMENT
                          --------------------------

          THIS AGREEMENT (the "Agreement") is made as of September 30, 1998 by
                               ---------
and among Continental Illinois Venture Corporation, a Delaware corporation ("CIVC"), MIG Partners VIII, a Delaware partnership ("MIG"), Zimmerman Sign
------                                                ---
Company, a Texas corporation (the "Company") and certain members of the
                                   -------
Company's management listed on the signature pages hereto as the "Management Purchasers" (the "Management Purchasers"). CIVC and MIG are referred to herein
                  ---------------------
collectively as the "BA Purchasers" and each is referred to herein individually
                     -------------
as a "BA Purchaser."  The BA Purchasers and the Management Purchasers are
      ------------
referred to herein collectively as the "Purchasers" and each is referred to
                                        ----------
herein individually as a "Purchaser." Except as otherwise indicated herein,
                          ---------
capitalized terms used herein are defined in Section 9 hereof.
                                             ---------

          The Company is initiating a plan to recapitalize its existing debt and equity structure through a series of transactions including, but not limited to, refinancing of funded debt, repurchase of stock from certain shareholders, issuance of capital stock and restructuring certain rights held by certain stockholders of the Company (the "Recapitalization"). The Purchasers are
                                  ----------------
entering into this Agreement to provide financing for the Company's Recapitalization.

          In connection with the Recapitalization, the Company is entering into a Second Amended and Restated Revolving Credit and Term Agreement, dated as of the date hereof (the "Loan Agreement"), with Comerica Bank-Texas, a Texas
                      --------------
banking association (the "Bank"), pursuant to which the Bank has agreed to make
                          ----
available to the Company a revolving credit facility of $17,000,000 (the "Revolver") and a term loan facility in the amount of $2,000,000 (the "Term A
---------                                                              ------
Loan"), a term loan facility in the amount of $1,000,000 (the "Term B Loan") and
----                                                           -----------
a term loan facility in the amount of $3,500,000 (the "Term C Loan," and
                                                       -----------
together with the Term A Loan and Term B Loan, the "Term Loans").
                                                    ----------

          In consideration of the mutual covenants and promises contained herein and for the good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1.  Authorization and Closing.

          1A.  Authorization of Notes, Warrants and Series A Preferred.  The
               -------------------------------------------------------
Company shall authorize the issuance and sale to the Purchasers of (i) 12.00% Senior Subordinated Notes, in the form attached hereto as Exhibit A (any such
                                                          ---------
note, a "Note" and all notes issued hereunder or in respect of any Note,
         ----
collectively, the "Notes"), in the aggregate principal amount of $4,000,000,
                   -----
(ii) stock purchase warrants, in the form attached hereto as Exhibit B (any such
                                                             ---------
warrant, a "Warrant" and all warrants issued pursuant to this clause (ii), or in
            -------                                           -----------
respect of any such Warrant, collectively, the "Warrants") initially exercisable
                                                --------
to 1,197,194 shares of Common Stock and (iii) 52,500 shares of the Company's Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred"),
                                                          ------------------
having the rights and preferences set forth in Exhibit C attached hereto. The
                                               ---------
Notes, Series A Preferred, the Warrants and Warrant Stock sometimes are referred to herein collectively as the "Securities."
                               ----------

          1B.  Purchase and Sale of the Notes, the Warrants and Series A
               ---------------------------------------------------------
Preferred.  At the Closing (as defined in Section 1C below) the Company shall
---------                                 ----------
issue to each of the Purchasers and, subject to the terms and conditions set forth herein, each of the Purchasers shall severally and independently (and not jointly) purchase from the Company, (i) Notes in the aggregate principal amount set forth opposite such Purchaser's name on the attached Schedule of Purchasers,
                                                         ----------------------
in each case, at a purchase price equal to the price set forth opposite such Purchaser's name on the attached Schedule of Purchasers, (ii) Warrants initially
                                 ----------------------
exercisable to acquire the aggregate number of shares of Common Stock set forth opposite such Purchaser's name on the attached Schedule of Purchasers, in each
                                               ----------------------
case, at a purchase price equal to the price set forth opposite such Purchaser's name on the attached Schedule of Purchasers, and (iii) the number of shares of
                     ----------------------
Series A Preferred set forth opposite such Purchaser's name on the attached Schedule of Purchasers, in each case, at a purchase price equal to the price set
----------------------
forth opposite such Purchaser's name on the attached Schedule of Purchasers.
                                                     ----------------------

          1C.  The Closing.  The sale of the Notes, the Series A Preferred and
               -----------
the Warrants to each Purchaser hereunder shall constitute separate sales hereunder. The closing of the purchase and sale of the Securities (the "Closing") shall take place on September 30, 1998 (the "Closing Date") at the
 -------                                                ------------
offices of Kirkland & Ellis or at such other place or on such other date as may be mutually agreeable to the Company and the Purchasers. At the Closing, the Company shall deliver to each of the Purchasers instruments and certificates for the Notes, Series A Preferred and the Warrants to be purchased by such Purchaser, issued to such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price therefor by wire transfer of immediately available funds, to accounts designated by the Company in the amount set forth opposite such Purchaser's name on the attached Schedule of Purchasers.
                                                         ----------------------

          1D.  Closing Fees.  On  the Closing Date, the Company shall pay to the
               ------------
BA Purchasers for their own account a closing fee (the "Closing Fee") in an
                                                        -----------
aggregate amount of $200,000, by wire transfer of immediately available funds to accounts specified by the BA Purchasers in the respective amounts set forth opposite each BA Purchaser's name on the attached Schedule of Purchasers.
                                                  ----------------------

          Section 2.  Conditions of the Purchasers' Obligation at the Closing.
                      -------------------------------------------------------
The obligation of each Purchaser to purchase and pay for Securities issued hereunder at the Closing is subject to the satisfaction as of the Closing of the following conditions to such Purchaser's satisfaction in its sole discretion:

          2A.  Loan Agreement.  The Loan Agreement and all other documents and
               --------------
agreements contemplated thereby shall be in form and substance satisfactory to the Purchasers and their counsel, without amendment or modification thereof, and shall be in full force and effect, all conditions to the obligations of the Banks to make loans thereunder shall have been satisfied, and the Banks shall have agreed to advance to the Company immediately following the Closing or simultaneously therewith all amounts under the Term Loans and up to $17,000,000 under the Revolver (excluding the aggregate amount of unused availability thereunder).

          2B.  Share Purchase Option Transaction.  (i) Each of the Company and
               ---------------------------------
David Anderson shall have entered into a share purchase option agreement in the form of Exhibit D
        ---------
attached hereto (the "Share Purchase Option Agreement") with Geneve Securities Holding Corp. ("GSH"), Southern Investors Corp. ("SIC"), Southern Mortgage
                ---                               ---
Holding Corporation ("SMHC"), Geneve Securities Portfolio Corp. ("Geneve") and
                      ----                                        ------
First International Reinsurance Company, Inc. ("FIRC") and such Share Purchase
                                                ----
Option Agreement shall not have been amended or modified and shall be in full force and effect as of the Closing, (ii) the Company and David Anderson shall have entered in a share purchase agreement in the form of Exhibit E attached
                                                          ---------
hereto (the "Anderson Purchase Agreement") and such Anderson Purchase Agreement
             ---------------------------
shall not have been amended or modified and shall be in full force and effect as of the Closing, and (iii) the Company and Anderson shall have entered into the side agreement in the form of Exhibit F attached hereto (the "Anderson Side
                              ---------                       -------------
Agreement") and such Anderson Side Agreement shall not have been amended or
---------
modified and shall be in full force and effect as of the Closing.

          2C.  Stockholders Agreement and Registration Agreement. The
               -------------------------------------------------
Stockholders Agreement in the form of Exhibit G hereto and the Registration
                                      ---------
Agreement in the form of Exhibit H hereto shall have been duly authorized,
                         ---------
executed and delivered by each other party thereto and shall be in full force and effect as of the Closing.

          2D.  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties contained in Section 6 hereof shall be true and correct at and as
                            ---------
of the Closing as though then made, the Company shall have performed prior to the Closing all of the covenants required to be performed by it hereunder and under the other documents, agreements and instruments executed in connection herewith that are to be complied with or performed by the Company prior to the Closing.

          2E.  Certificate of Designation. The Company shall have duly adopted,
               --------------------------
executed and filed with the Secretary of State of Texas a Certificate of Designation establishing the terms and the relative rights and preferences of each of (i) the Series A Preferred in the form set forth in Exhibit C attached
                                                            ---------
hereto (the "Series A Certificate of Designation"), (ii) the Series B Preferred
             -----------------------------------
in the form set forth on Exhibit I attached hereto (the "Series B Certificate of
                         ---------                       -----------------------
Designation"), and (iii) the Series C Preferred in the form set forth in Exhibit
-----------                                                              -------
J attached hereto (the "Series C Certificate of Designation," and together with
-                       -----------------------------------
the Series A Certificate of Designation and the Series B Certificate of Designation, the "Certificates of Designation"), and the Company shall not have
                  ---------------------------
adopted or filed any other document designating terms, relative rights or preferences of its preferred stock. The Certificates of Designation shall be in full force and effect as of the Closing under the laws of Texas and shall not have been amended or modified.

          2F.  Delivery of Notes, Warrants and Series A Preferred.  The Company
               --------------------------------------------------
shall have simultaneously sold to each Purchaser the Notes, Series A Preferred and the Warrants to be purchased by such Purchaser hereunder at the Closing and shall have received payment therefor in full.

          2G.  Resignation of Directors. The Company shall have received
               ------------------------
resignations effective as of the Closing of Steve Lapin and Roy T.K. Thung as members of the Company's board of directors (the "Board"), and Robert F. Perille
                                                  -----
and Andrea P. Joselit shall have been elected to the Board.

          2H.  Termination of Registration Rights Agreement. The Registration
               --------------------------------------------
Rights Agreement, dated as of December 1, 1996 (the "Rights Agreement"), among
                                                     ----------------
the Company, GSH, SIC, SMHC, Geneve, and FIRC shall have been terminated without any liability to the Company.

          2I.  Securities Law.  The Company shall have made all filings under
               --------------
any applicable Securities Laws necessary to consummate, in compliance with such Laws, all issuances of the Notes, Series A Preferred, and the Warrants and other securities pursuant to this Agreement, the Share Purchase Option Agreements, or as contemplated hereby or thereby and the issuance of the Common Stock upon exercise of the Warrants.

          2J.  No Pending Action.  No action, suit, proceeding or governmental
               -----------------
investigation shall be pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its stockholders which (a) if adversely determined could have a Materially Adverse Effect or (b) seeks to or could restrain, prevent or, in the judgment of the Purchasers, impose any adverse condition upon the financing contemplated herein.

          2K.  No Materially Adverse Effect.  Since December 31, 1997, there
               ----------------------------
shall not have occurred a Materially Adverse Effect.

          2L.  Indebtedness; No Default.  The Company shall be free from all
               ------------------------
Indebtedness, except for the Senior Indebtedness and the Notes issued hereby. The consummation of the transactions contemplated by this Agreement will not result in, nor shall there exist any Event of Default or event which, with the giving of notice or lapse of time or both, would be an Event of Default or breach under or with respect to any Indebtedness of the Company, after giving effect to the transactions contemplated by this Agreement, the Share Purchase Option Agreements or the Loan Agreement, and there shall not exist any failure by the Company to observe or perform in any material respect any covenant, condition or agreement to be observed or performed pursuant to the terms of any of the foregoing.

          2M.  Environmental Reports.  The environmental reviews and audits
               ---------------------
delivered by the Company to the Purchasers shall be in form, scope and substance satisfactory to the Purchasers with respect to all of the real estate and businesses of the Company.

          2N.  Liquidity.  After giving effect to the Recapitalization, the
               ---------
receipt by the Company of proceeds of the issuance of the Securities hereunder and payment of all estimated legal, investment banking, accounting and other fees related to the financing contemplated herein, the Company shall have unused availability under the Loan Agreement of at least $1,500,000.

          2O.  Opinion of Counsel.  The Purchasers shall have received from
               ------------------
Jackson Walker L.L.P., counsel for the Company, opinions with respect to the matters set forth in Exhibit K attached hereto, which shall be addressed to the
                     ---------
Purchasers, dated the date of the Closing and in form and substance reasonably satisfactory to the Purchasers and their counsel.

          2P.  Closing Documents.  The Company shall have delivered to the
               -----------------
Purchasers all of the following documents:

               (a) an Officer's Certificate of the Company, dated the date of the Closing, stating that (i) the conditions specified in Section 2 have
                                                               ---------
     been fully satisfied; (ii) since December 31, 1997 there has been no Materially Adverse Effect or event, development, circumstance or other matter which may impose any materially adverse condition upon the consummation of the financing contemplated hereby and (iii) such Person has delivered to the Purchasers at least one day prior to the Closing all environmental reviews and audits with respect to all of the real estate and businesses of such entity;

               (b) copies of the resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement, the issuance of the Securities, the Share Purchase Option Agreement, the Anderson Purchase Agreement, the Anderson Side Letter, the Stockholders Agreement, the Registration Agreement and each of the other agreements contemplated hereby or thereby to which the Company is a party, the reservation of 1,197,194 shares of Common Stock for issuance upon exercise of the Warrants, and the filing of the Certificates of Designation contemplated by Section 2E above accompanied by an Officer's
                                    ----------
     Certificate of the Company certifying that the same are in full force and effect without modification or amendment, accompanied by a certification of the incumbency of each individual executing any agreement or document contemplated hereby in the name of the Company;

               (c) copies of the Articles of Incorporation and bylaws of the Company as in effect as of the Closing, certified by an officer of the Company together with a certificate of status or similar evidence from the State of Texas and each jurisdiction in which the Company is then qualified to do business as a foreign corporation or in which the ownership of its assets or the conduct of its business would reasonably require it to so qualify, in each case dated a recent date prior to the Closing Date;

               (d) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions contemplated hereunder (including all environmental disclosures, blue sky filings and waivers of preemptive rights and rights of first refusal);

               (e) copies of the Loan Agreement and the Share Purchase Option Agreements, each as in effect at the Closing, in each case certified by an officer of the Company;

               (f) the Stockholders Agreement and the Registration Agreement, executed by the Company;

               (g) evidence satisfactory to the Purchasers of the payment in full of all Indebtedness and related obligations owing or owed by the Company (other than pursuant to the Loan Agreement and the Notes), the entire amount of which will be paid contemporaneously with the Closing;

               (h) evidence of insurance coverage regarding the Company reasonably satisfactory in terms, amount and scope and provided by insurers all reasonably satisfactory to the Purchasers;

               (i) the audited consolidated balance sheet of the Company as of December 31, 1997 and December 31, 1996 and the related consolidated and consolidating statements of earnings and cash flows as of and for the Fiscal Years then ended;

               (j) for each Purchaser which is an SBIC, duly completed and executed SBA Forms 480, 652, and 1031 (Part A) together with a five-year business plan showing the Company's financial projections (including balance sheets and income and cash flows statements) for each five-year period and a written statement from the Company regarding its intended use of the proceeds from the financing;

               (k) the Stockholders Schedule, which shall include a list of each
                       ---------------------
     of the following after giving effect to the transactions contemplated by this Agreement: (a) the name of each of the Company's directors, (b) the name and title of each of the Company's officers, (c) a list from the Company's transfer agent setting forth the name of each record holder of the Company's Common Stock and the number of shares held by such holder as of the record date of the May 23, 1998 shareholders meeting and (d) the name of each of the Company's other stockholders setting forth the number and class of shares held; and

               (l) such other documents relating to the transactions contemplated by this Agreement as either the BA Purchasers or Kirkland & Ellis, as special counsel to the Purchasers, may reasonably request.

          2Q.  The Purchasers' Fees and Expenses.  The Company shall have paid
               ---------------------------------
the Closing Fee to the BA Purchasers as contemplated by Section 1D above and
                                                        ----------
shall have reimbursed them for expenses incurred in connection with the transactions contemplated herein, as contemplated by Section 11A below.
                                                     -----------

          2R.  Total Transaction Fees.  The total amount of transaction fees and
               ----------------------
expenses payable by the Company in connection with the transactions contemplated hereby shall in no event exceed the fees set forth on the Transaction Fees
                                                          ----------------
Schedule attached hereto.
--------

          2S.  Legal Investment.  Each Purchaser shall be satisfied that this
               ----------------
Agreement and the Securities shall be in full compliance with all Laws, and all necessary governmental and third-party approvals will have been obtained which are applicable to the transactions contemplated hereby. The issuance by the Company and the purchase by the Purchasers, of the Securities shall not be prohibited by any applicable Laws and shall not adversely impact or subject the Company or any BA Purchaser to any penalty or liability pursuant to any applicable Laws.

          2T.  Proceedings.  All corporate and other proceedings taken or
               -----------
required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and Kirkland & Ellis, as special counsel to the BA Purchasers.

          2U.  Waiver.  Any condition specified in this Section 2 may be waived
               ------                                   ---------
by the Purchasers if consented to by the Purchasers; provided that no such
                                                     --------
waiver shall be effective against the Purchasers unless it is set forth in a writing executed by each Purchaser.

          Section 3.  Affirmative Covenants.  For so long as any Notes or Series
                      ---------------------
A Preferred are outstanding, unless otherwise indicated in this Section 3, the
                                                                ---------
Company will comply at all times with the following affirmative covenants and will cause each of its Subsidiaries to comply at all times with the following affirmative covenants:

          3A.  Business Maintenance.
               --------------------

               (a) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and good standing in the jurisdiction of its incorporation, to qualify and to remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a Materially Adverse Effect, and use its reasonable efforts to maintain, preserve and renew all material contracts, licenses, authorizations and permits necessary to the conduct of its businesses;

               (b) maintain and keep its properties that are used in, or that are useful to and material to, its businesses in good repair, working order and condition, and from time to time make all such repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all respects at all times in a manner consistent with the Company's past practices;

               (c) continue in force insurance policies (including self-insurance retention plans consistent with past practices) with financially sound and reputable insurance companies covering risks of such types and covering casualties, risks and contingencies of such types and in amounts not less than as are customary for prudent corporations of similar size engaged in similar lines of business under similar circumstances;

               (d) pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies that if unpaid might by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto;

               (e) comply with all other obligations that it incurs pursuant to any material contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto;

               (f) comply in all material respects with all applicable Laws; and

               (g) maintain true and proper books of record and account that fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP.

          3B.  Financial Statements and Other Information.  Deliver to a
               ------------------------------------------
representative or representatives designated by the Majority Holders (or, in the absence of any such designation, the BA Purchasers):

               (a) as soon as available, but in any event within 30 days after the end of each fiscal month (except for months which end a fiscal quarter, in which case within 45 days of such quarter end and except for months which end the fiscal year, in which case within 90 days of such year end),
     (i) a copy of the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and the related consolidated and consolidating statements of earnings, retained earnings and cash flows for such month and for the portion of the Fiscal Year ending as of the end of such month, all in reasonable detail and prepared in accordance with GAAP (subject to normal year-end adjustments and the exclusion of such footnotes as may be required in accordance with
     GAAP) accompanied in each case by comparisons to the corresponding periods in the preceding Fiscal Year (other than for the Fiscal Year ending December 31, 1998) and (ii) so long as any Notes or Series A Preferred are outstanding, an Officer's Certificate executed by the Chief Financial Officer of the Company certifying that to such officer's knowledge no Default or Event of Default, or default or event of default with respect to the Loan Agreement or any other material Contract to which the Company or any of its Subsidiaries is subject has occurred during the period in question or is continuing or, if a Default or Event of Default or any such default or event of default under the Loan Agreement has so occurred or is continuing, a statement as to the nature thereof and any action which has been taken or is proposed to be taken with respect thereto;

               (b) as soon as available, but in any event within 90 days after the close of each Fiscal Year, a copy of the audited consolidated and consolidating financial statements of the Company and its Subsidiaries, consisting of an audited consolidated and consolidating balance sheet as at the end of such Fiscal Year and audited consolidated and consolidating statements of earnings, retained earnings and cash flows for such Fiscal Year, setting forth in comparative form in each case the audited consolidated and consolidating figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified without qualification by a nationally recognized firm of independent certified public accountants;

               (c) simultaneously with the delivery of the financial statements referred to in Section 3B(a) prepared with respect to or as of the end of
                    -------------
     any month included in any Fiscal Year, an Officer's Certificate executed by the Chief Financial Officer of the Company (a) setting forth in reasonable detail, and certifying to such officer's knowledge the accuracy of, computations demonstrating compliance with the covenants set forth in
     Section 4 or Section 5E, and (b) certifying that all such financial
     ---------    ----------
     statements are complete and correct in all material respects and present fairly in accordance with GAAP (subject to normal year-end adjustments and the exclusion of such footnotes as may be required in accordance with GAAP) the consolidated and consolidating financial position, the consolidated and consolidating results of operations and cash flows and changes in stockholders' equity of the Company and its Subsidiaries as of the end of such period and for the period then ended;

               (d) as soon as practicable, but in any event within (a) two Business Days after the Company becomes aware of the existence of any Event of Default or any Default, or default or event of default under the Loan Agreement, or any development (including litigation) or other information which could reasonably be expected to have a Materially Adverse Effect or
     (b) two Business Days after the Company receives notice of the existence of any default or event of default with respect to any other material agreement to which the Company or any of its Subsidiaries is subject, telephonic notice specifying the nature of such condition, event, development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within two days, which writing shall set forth the details of such condition, event, development or information and the action which is proposed to be taken by the Company and its Subsidiaries with respect thereto;

               (e) promptly upon receipt thereof, copies of any reports submitted to the Company or any of its Subsidiaries by its independent auditor in connection with the examination of the financial statements of the Company or any of its Subsidiaries made by such auditor, including reports arising out of any separate audit or other accounting or financial review of the Company or any Subsidiary of the Company;

               (f) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Government Entity affecting the Company or any of its Subsidiaries which the Company believes, if adversely determined, could have a Materially Adverse Effect;

               (g) promptly after the commencement thereof or promptly after the Company or any Subsidiary of the Company becomes aware of the commencement or threat thereof, notice of any Forfeiture Proceeding;

               (h) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Company sends to its stockholders, and copies of all regular, periodic or special reports, and all registration statements, which the Company files with the Securities and Exchange Commission or any other securities exchange or securities market;

               (i) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Senior Indebtedness pursuant to the terms of the Loan Agreement (or any refining of or substitution thereof), and not otherwise required to be furnished to the Majority Holders pursuant to any other paragraph of this Section 3B;
                                                     ----------

               (j) promptly after the receipt thereof, a copy of any notice, summons, or citation concerning any liabilities or investigatory, remedial or corrective obligations arising under Environmental and Safety Requirements and any subsequent material correspondence or other document relating thereto which could have a Materially Adverse Effect; and

               (k) such other information respecting the Company's or its Subsidiaries' business or financial condition as any Majority Holder may, from time to time, request in writing.

Each of the financial statements referred to in Sections 3B(a) or 3B(b)
                                                --------------    -----
(including the notes thereto, if any) shall be accurate and complete in all material respects, consistent with the books and records of the Company and its Subsidiaries (which, in turn, are accurate and complete in all material respects), present fairly the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries, and prepared in accordance with GAAP, consistently applied, as of the dates and for the periods set forth therein, subject in the case of the unaudited financial statements to the lack of footnote disclosure and changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, have a Materially Adverse Effect), and except as disclosed on the Financial Statements Schedule,
                                                -----------------------------
such financial statements shall be complete and correct in all material respects and shall be prepared on a basis consistent with the basis on which the financial statements referenced in Section 6E were prepared.
                                   ----------

          3C.  Inspection of Property.  Permit any Majority Holder or any of
               ----------------------
their representatives, upon reasonable prior notice, during normal business hours and at such party's expense to (i) visit and inspect any of the properties of the Company and any of its Subsidiaries, and (ii) examine the corporate and financial records of the Company and any of its Subsidiaries and make copies thereof or extracts therefrom.

          3D.  Compliance with Certain Agreements.  (i) Perform and observe all
               ----------------------------------
of its obligations to each Securityholder and each holder of Registrable Securities (as defined in the Registration Agreement) pursuant to this Agreement, the Notes, the Warrants, the Registration Agreement, the Stockholders Agreement, the Company's Articles of Incorporation and each other agreement or document executed and delivered to the Purchasers or any Securityholder pursuant hereto and (ii) subject to the terms and conditions set forth therein, perform and observe all of its rights and obligations under the Share Option Purchase Agreement, including without limitation, the exercise of each of the options to purchase the shares pursuant to the terms thereof, and perform and observe all of its rights and obligations under the Anderson Purchase Agreement.

          3E.  Proprietary Rights.  Possess and maintain all material
               ------------------
Proprietary Rights necessary to the conduct of its business and own all right, title and interest in and to, or have a valid license for, all material Proprietary Rights used by the Company and/or its Subsidiaries, in the conduct of their respective businesses. None of the Company or any of its Subsidiaries shall take any action, or fail to take any action, which would result in the invalidity, abuse, misuse or unenforceability of any of such material Proprietary Rights.

          3F.  Environmental Matters.  Comply in all material respects with all
               ---------------------
Environmental and Safety Requirements and all material permits, licenses or other authorizations issued thereunder; respond immediately to any Release or threatened Release of any Hazardous Material at any of the properties of the Company or any of its Subsidiaries or related to the operations of the Company or any of its Subsidiaries in a manner which complies in all material respects with all Environmental and Safety Requirements and reasonably mitigates any risk to human health or the environment; and provide such documents or information relating to matters arising under the Environmental and Safety Requirements as any Purchaser may reasonably request.

           3G. ERISA Notices and Requests.
               --------------------------

               (a) Provide written notice to the Securityholders as soon as practicable, and in any event within five Business Days, in the event that
     (i) the Company or any of its ERISA Affiliates discovers that any of them fails to comply in all material respects with any applicable Laws with respect to any Plan which could reasonably be expected to result in liability to the Company or any of its ERISA Affiliates in excess of $250,000, (ii) the Company or any member of its Controlled Group receives notice from the IRS or the DOL that the Company or any ERISA Affiliate failed to meet the minimum funding requirements of any Plan, and include therewith a copy of such notice, (iii) the Company or any member of its Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in Title IV of ERISA) in respect of any Plan or Multiemployer Plan which might constitute grounds for a partial or complete termination of such Plan or Multiemployer Plan under Title IV of ERISA, or knows that the plan administrator of any Plan or Multiemployer Plan has given or is required to give notice of any such reportable event,
     (iv) a notice of intent to terminate any Plan is filed with the PBGC, (v) proceedings are instituted by the PBGC under Section 4042 of ERISA to terminate or to appoint a trustee to administer any Plan or the Company or any member of its Controlled Group receives a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (vi) the Company or any member of its Controlled Group withdraws in a complete or partial withdrawal from any Multiemployer Plan or any Plan which is a "multiple employer plan" within the meaning of
     Section 4063 of ERISA, or incurs any withdrawal liability under Section 4204 of ERISA, (vii) any prohibited transaction occurs to the knowledge of the Company after due inquiry involving the assets of any Plan for which the Company could reasonably be expected to incur liability in excess of $250,000, (viii) the Company or any member of its Controlled Group receives a notice from a Multiemployer Plan that such Plan is in reorganization or insolvent pursuant to Sections 4241 or 4245 of ERISA or that such Plan intends to terminate or has terminated under
     Section 4041A of ERISA, (ix) the Company or any member of its Controlled Group receives a notice from a Multiemployer Plan of the institution of a proceeding by a fiduciary of a Multiemployer Plan against the Company or any member of its Controlled Group to enforce Section 515 of ERISA, (x) the adoption of an amendment to any Plan of the Company or any member of its Controlled Group that could result in the termination of such Plan pursuant to Section 4041(e) of ERISA or require the Company or any member of its Controlled Group to provide security to such Plan pursuant to Section 401(a)(29) of the IRC or Section 307 of ERISA, (xi) the Company or any member of its Controlled Group fails to make a required installment or other payment to any Plan if such failure would result in the imposition of a Lien upon the property of the Company pursuant to Section 412(n) of the IRC, or (xii) the incurrence of any increase in the contingent liability of the Company or a member of its Controlled Group with respect to any Plan determined in accordance with GAAP.

               (b) Deliver to each Securityholder copies of any request for a waiver of the funding standards or any extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the IRC with respect to any Plan as soon as practicable but in any event within five Business Days after the submission of such request with the DOL and/or IRS in the case of a Plan of the Company and within five Business Days after the Company knows or has reason to know that such request has been submitted to the DOL and/or IRS in the case of a Plan of the Company's ERISA Affiliates.

           3H. SBIC Regulatory Provisions.
               --------------------------

          (a)  Number of Stockholders. As long as an SBIC Holder holds in excess
               ----------------------
of 5% of the outstanding shares of Common Stock on a fully-diluted basis, the Company shall notify each SBIC Holder (i) at least 15 days prior to taking any action after which members of the Company's management would cease to own at least 25% of the outstanding voting securities of the Company and (ii) of any other action or occurrence after which members of the Company's management would cease to own at least 25% of the outstanding voting securities of the Company, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

          (b)  Use of Proceeds.  At such time as any SBIC Holder reasonably
               ---------------
requests, the Company shall deliver to each SBIC Holder a written statement certified by the Company's president or Chief Financial Officer describing in reasonable detail the use of the proceeds of the Financing hereunder by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the SBA access to the Company's books and records upon reasonable notice during normal business hours for the purposes of (i) verifying the use of such proceeds from the Financing,
(ii) verifying the certifications made by the Company in SBA Forms 480 and 652 delivered pursuant to Section 2O(j) herein and (iii)
                      -------------
determining whether the Company has become "ineligible by reason of a change in its business activity" as set forth in Section 107.760(b)(i) of the SBIC Regulations.

          (c)  Regulatory Violation.
               --------------------

               (1) Upon the occurrence of a Regulatory Violation (as defined below), in addition to any other rights and remedies to which it may be entitled (whether under this Agreement or any other agreement, the Articles of Incorporation or otherwise), such SBIC Holder shall have the right, to the extent required under Section 107.760(b) of the SBIC Regulations, to demand the immediate repurchase of all of the outstanding Securities owned by such SBIC Holder at a price equal to, with respect to the Notes, the aggregate unpaid principal amount (plus all accrued and unpaid interest thereon), with respect to the Series A Preferred, the aggregate liquidation preference thereon (plus all accrued and unpaid dividends thereon, whether or not declared) and with respect to the Warrants and the Warrant Stock, the purchase price paid by such SBIC Holder for such Warrants and Warrant Stock, by delivering written notice of such demand to the Company. The Company shall pay the purchase price for such Securities by a cashier's or certified check or by wire transfer of immediately available funds to such SBIC Holder within 30 days after the Company's receipt of the demand notice, and, upon such payment, such SBIC Holder shall deliver the certificates evidencing the Securities being repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment.

               (2) In addition to the foregoing, upon the occurrence of a Regulatory Violation of the type described in clause (iii) of the definition thereof, the SBIC Holder shall have the right to transfer all (or any portion of) the outstanding Equity Interests owned by such SBIC Holder to a transferee without regard to any restriction on transfer set forth in this Agreement or any other agreement executed pursuant to this Agreement or in the Stockholders Agreement or any other agreements delivered pursuant hereto or thereto (provided that the transferee agrees to become a party to this Agreement, the Stockholders Agreement and the Registration Agreement), and the Company shall take all such actions as are reasonably requested by the SBIC Holder in order to (i) effectuate and facilitate any transfer by the SBIC Holder of any Equity Interests then held by the SBIC Holder to any Person designated by the SBIC Holder, (ii) permit the SBIC Holder (or any of its Affiliates) to exchange all or any portion of any Equity Interests that are voting securities then held by it on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are requested by the SBIC Holder in light of regulatory considerations then prevailing,
     (iii) continue and preserve the respective allocations of the voting interests with respect to the Company arising out of the SBIC's ownership of voting securities and provided in the Stockholders Agreement before the transfers and amendments referred to above (including entering into such additional agreements as are requested by the SBIC Holder to permit any Person(s) designated by the SBIC Holder to exercise any voting power which is relinquished by the SBIC Holder) and (iv) amend this

     Agreement, the Articles of Incorporation, the Bylaws and related agreements and instruments to effectuate and reflect the foregoing. The Company will obtain the written agreement of each of its stockholders to vote their shares of Company voting stock in favor of such amendments and actions.

               (3) For purposes of this Agreement, "Regulatory Violation" means
                                                    --------------------
     (i) a diversion of the proceeds of such Financing from the reported use thereof on the use of proceeds statement delivered by the Company, (ii) a change in the "business activity" of the Company and its Subsidiaries as described in Section 107.760(b) of the SBIC Regulations, such that the Company and its Subsidiaries become "ineligible for financing" as such term is used in Section 107.720 of the SBIC Regulations, if such change occurs within one year after the date of the initial Financing hereunder, or (iii) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency that the SBIC Holder is not entitled to hold, or exercise any significant right with respect to, the Notes, the Warrants, Series A Preferred or the Warrant Stock; and "Financing" shall
                                                             ---------
     have the meaning set forth in Section 107.50 of the SBIC Regulations.

          (d)  Economic Impact Information.  At such time as any SBIC Holder
               ---------------------------
reasonably requests, the Company shall deliver to each SBIC Holder a written assessment of the economic impact of such SBIC Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of such SBIC Holder's Financing on the revenues and profits of the Company and its Subsidiaries and on taxes paid by the Company and its employees.

          3I.  Current Public Information.  The Company shall file all reports
               --------------------------
required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Common Stock may reasonably request, all to the extent required to enable such holders to sell Common Stock pursuant to (i) Rule 144 or Rule 144A adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Common Stock a written statement as to whether it has complied with such requirements.

          Section 4.  Financial Covenants.
                      -------------------

          4A.  Financial Covenants When Notes Outstanding. So long as any Notes
               ------------------------------------------
are outstanding, or any Obligations with respect to the Notes have not been indefeasibly paid in full in cash, the Company will comply with all of the provisions of this Section 4A:
                   ----------

               (a)  Maximum Capital Expenditures and Leases.  The Company shall
                    ---------------------------------------
     ensure that neither the Company nor any of its Subsidiaries shall make or commit to make any Capital Expenditure, or commit to any obligation under any Operating Lease, with respect to any Fiscal Year if the sum (without duplication) of (i) the aggregate amount of all

     Capital Expenditure, or commit to any obligation under any Operating Lease, with respect to any Fiscal Year if the sum (without duplication) of (i) the aggregate amount of all Capital Expenditures for such Fiscal Year, plus
     (ii) the aggregate value (as evidenced by an invoice or other evidence satisfactory to the Purchasers) of any assets delivered to, or made available for use by, any of the Company and its Subsidiaries under any Operating Leases with respect to such Fiscal Year (such sum of (i) and (ii), the "Expended Amount"), shall exceed the amount set forth below for such period:

          Fiscal Year Ending                         Maximum Permissible Amount
          ------------------                         --------------------------
          December 31, 1998                                   $1,000,000
          December 31, 1999                                   $1,800,000
          December 31, 2000                                   $2,400,000
          December 31, 2001 and thereafter                    $1,200,000

provided, however, that if the Expended Amount for any Fiscal Year is less than
-----------------
the amount set forth above as permitted pursuant to this Section 4A for such
                                                         ----------
Fiscal Year (the "Scheduled Amount"), then in addition to the amounts authorized
                  ----------------
for the next Fiscal Year, the Company may make Capital Expenditures or commit to obligations under Operating Leases during the first six months of the next Fiscal Year, to the extent the Scheduled Amount for such prior Fiscal Year exceeded the Expended Amount in such prior Fiscal Year.

               (b)   Interest Coverage Ratio.  The Company's Interest Coverage
                     -----------------------
     Ratio, calculated as of the last day of any fiscal quarter, for the Measurement Period ending on that date, shall not be less than:

               (i) 1.75 to 1.0 for the Measurement Period ending on December 31, 1998 or any date thereafter through September 30, 1999;

               (ii) 2.00 to 1.0 for the Measurement Period ending on December 31, 1999 or any date thereafter through September 30, 2000;

               (iii) 2.25 to 1.0 for the Measurement Period ending on December 31, 2000 or any date thereafter through September 30, 2001;

               (iv) 2.50 to 1.0 for the Measurement Period ending on December 31, 2001 or any date thereafter through September 30, 2002; and

               (v) 2.75 to 1.0 for the Measurement Period ending on December 31, 2002 and thereafter.

               (c)   Maximum Cash Flow Leverage Ratio.  The Company's  Cash Flow
                     --------------------------------
     Leverage Ratio as of the end of each fiscal quarter for the Measurement Period ending on that date will not be greater than:

               (i) 5.50 to 1.0 for the Measurement Period ending on December 31, 1998;

               (ii) 5.0 to 1.0 for the Measurement Period ending on March 31, 1999 or any date thereafter through September 30, 1999;

               (iii) 4.50 to 1.0 for the Measurement Period ending on December 31, 1999 or any date thereafter through September 30, 2000;

               (iv) 4.00 to 1.0 for the Measurement Period ending on December 31, 2000 or any date thereafter through September 30, 2001;

               (v) 3.25 to 1.0 for the Measurement Period ending on December 31, 2001 or any date thereafter through September 30, 2002;

               (vi) 2.75 to 1.0 for the Measurement Period ending on December 31, 2002 and thereafter.

               (d)   Net Worth.  The Company shall maintain a Net Worth not less
                     ---------
               than:

               (i) negative $5,000,000 during the fiscal quarter ending on December 31, 1998 and on each date thereafter through September 30, 1999;

               (ii) negative $4,500,000 during the fiscal quarter ending on December 31, 1999 and on each date thereafter through September 30, 2000;

               (iii) negative $2,000,000 during the fiscal quarter ending on December 31, 2000 and on each date thereafter through September 30, 2001;

               (iv) $1,000,000 during the fiscal quarter ending on December 31, 2001 and on each date thereafter through September 30, 2002;

               (v) $4,000,000 during the fiscal quarter ending on December 31, 2002; and

               (vi) on each date after December 31, 2002, $4,000,000 plus 50% of the cumulative amount of the Company's consolidated net income computed in accordance with GAAP, determined without taking into account any net losses for any period.

          4B.  Financial Covenants When Series A Preferred Outstanding.  So long
               -------------------------------------------------------
as any Series A Preferred is outstanding, or any Obligations with respect to the Series A Preferred have not been indefeasibly paid in full in cash, the Company will comply with all of the provisions of this Section 4B.
                                               ----------

               (a)   Maximum Capital Expenditures and Leases.  The Company shall
                     ---------------------------------------
     ensure that neither the Company nor any of its Subsidiaries shall make or commit to make any Capital Expenditure, or commit to any obligation under any Operating Lease, with respect to any Fiscal Year if the sum (without duplication) of (i) the aggregate amount of all

     Capital Expenditures for such Fiscal Year, plus (ii) the aggregate value (as evidenced by an invoice or other evidence satisfactory to the Purchasers) of any assets delivered to, or made available for use by, any of the Company and its Subsidiaries under any Operating Leases with respect to such Fiscal Year (such sum of (i) and (ii), the "Expended Amount"), shall exceed the amount set forth below for such period:


          Fiscal Year Ending                          Maximum Permissible Amount
          ------------------                          --------------------------
          December 31, 1998 (partial)                         $1,200,000
          December 31, 1999                                   $2,000,000
          December 31, 2000                                   $2,700,000
          December 31, 2001 and thereafter                    $1,400,000

provided, however, that if the Expended Amount for any Fiscal Year is less than
-----------------
the amount set forth above as permitted pursuant to this Section 4B for such
                                                         ----------
Fiscal Year (the "Scheduled Amount"), then in addition to the amounts authorized
                  ----------------
for the next Fiscal Year, the Company may make Capital Expenditures or commit to obligations under Operating Leases during the first six months of the next Fiscal Year, to the extent the Scheduled Amount for such prior Fiscal Year exceeded the Expended Amount in such prior Fiscal Year.

               (b)   Interest Coverage Ratio.  The Company's Interest Coverage
                     -----------------------
     Ratio, calculated as of the last day of any fiscal quarter, for the Measurement Period ending on that date, shall not be less than:

               (i) 1.50 to 1.0 for the Measurement Period ending on December 31, 1998 or any date thereafter through September 30, 1999;

               (ii) 1.75 to 1.0 for the Measurement Period ending on December 31, 1999 or any date thereafter through September 30, 2000;

               (iii) 2.00 to 1.0 for the Measurement Period ending on December 31, 2000 or any date thereafter through September 30, 2001;

               (iv) 2.25 to 1.0 for the Measurement Period ending on December 31, 2001 or any date thereafter through September 30, 2002; and

               (v) 2.50 to 1.0 for the Measurement Period ending on December 31, 2002 and thereafter.

               (c)   Maximum Cash Flow Leverage Ratio.  The Company's Cash Flow
                     --------------------------------
     Leverage Ratio as of the end of each fiscal quarter for the Measurement Period ending on that date will not be greater than:

               (i) 6.50 to 1.0 for the Measurement Period ending on December 31, 1998;

               (ii) 6.0 to 1.0 for the Measurement Period ending on March 31, 1999 or any date thereafter through September 30, 1999;

               (iii) 5.50 to 1.0 for the Measurement Period ending on December 31, 1999 or any date thereafter through September 30, 2000;

               (iv) 4.50 to 1.0 for the Measurement Period ending on December 31, 2000 or any date thereafter through September 30, 2001;

               (v) 3.75 to 1.0 for the Measurement Period ending on December 31, 2001 or any date thereafter through September 30, 2002;

               (vi) 3.25 to 1.0 for the Measurement Period ending on December 31, 2002 and thereafter.

               (d)   Net Worth. The Company shall maintain a Net Worth not less
                     ---------
               than:

               (i) negative $7,000,000 during the fiscal quarter ending on December 31, 1998 and on each date thereafter through September 30, 1999;

               (ii) negative $6,500,000 during the fiscal quarter ending on December 31, 1999 and on each date thereafter through September 30, 2000;

               (iii) negative $4,000,000 during the fiscal quarter ending on December 31, 2000 and on each date thereafter through September 30, 2001;

               (iv) negative $1,000,000 during the fiscal quarter ending on December 31, 2001 and on each date thereafter through September 30, 2002;

               (v) $2,000,000 during the fiscal quarter ending on December 31, 2002; and

               (vi) on each date after December 31, 2002, $2,000,000 plus 50% of the cumulative consolidated net income computed in accordance with GAAP, determined without taking into account any net loss for any period.

          Section 5.  Negative Covenants.  Until such time as all Obligations
                      ------------------
with respect to the Notes and the Series A Preferred have been indefeasibly paid in full in cash without the prior consent of the Majority Holders the Company shall not, and shall ensure that each of its Subsidiaries shall not:

          5A.  Acquisition; Consolidation; Reorganization.  (i)  Merge or
               ------------------------------------------
consolidate with any Person (except for the merger of any Wholly-Owned Subsidiary of the Company with the Company, with the Company surviving, or with another Wholly-Owned Subsidiary of the Company, so long as after giving effect to such merger or consolidation, no Default or Event of Default would exist),
(ii) subject to the proviso following clause (iv) of this Section 5A, acquire,
                                                          ----------
directly or indirectly, in any transaction or series of transactions, all or substantially all of the stock, equity interests, or (other than as permitted pursuant to Sections 4A and 4B) assets or business of any Person; (iii) subject
            -----------     --
to the proviso following clause (iv) of this Section 5A, except as permitted
                                             ----------
pursuant to Sections 4A and 4B, acquire, directly or indirectly through
            -----------     --
Subsidiaries, assets (other than current assets in the ordinary course of business); or (iv) liquidate, dissolve or effect a reorganization in any form of transaction (including, without limitation, any reorganization into partnership form), except for a liquidation of a Wholly-Owned Subsidiary of the Company; provided however, that subject to the limitations set forth in Section 4, the
-------- -------                                               ---------
Company may acquire assets and may make Investments so long as the aggregate purchase price amount thereof does not exceed $250,000 in cash in any twelve-month period or $500,000 in cash in total from and after the Closing.

          5B.  Sale, Lease or Transfer of Assets.  Sell, lease, transfer or
               ---------------------------------
otherwise dispose of any of its properties or assets, except (i) sales of inventory and accounts receivable in the ordinary course of business consistent with past practice, (ii) sales of other assets so long as (a) the proceeds from such sales by any of the Company and its Subsidiaries of the assets sold in each period of 12 consecutive months is less than $200,000, and (b) within 90 days of the receipt of the proceeds of such sales, (x) it has used or entered into a binding commitment to use such proceeds to purchase replacement assets or (y) such proceeds are used to repay Senior Indebtedness or (iii) any transactions contemplated by the Net Lease between the Company and Penn Silver Fund related to the Kodak Road property; provided, further, that, if any such proceeds are
                            --------  -------
not used to purchase replacement assets, then if and to the extent that the Senior Indebtedness has been paid in full, the Company shall offer to apply such proceeds to repay the Obligations with respect to the Notes and, unless the Majority Note Holders shall decline such repayment by written notice, shall pay such proceeds to holders of the Notes pro rata according to the principal amount of Notes held.

          5C.  Distributions.  Directly or indirectly pay, make or set apart any
               -------------
Restricted Payment; provided that, notwithstanding the foregoing, the Company
                    -------- ----
may (i) repurchase Common Stock from any employee of the Company and/or any of its Subsidiaries; provided that (a) no Default or Event of Default is in
                  -------- ----
existence immediately prior to or immediately after such repurchase or payment,
(b) the purchase price paid in such repurchase or the amount of such payment does not exceed the fair market value of the stock repurchased or is in an amount calculated pursuant to the terms of a repurchase or employment agreement between the Company and such employee entered into in connection with the commencement of such employee's employment, (c) such purchase occurs after the first anniversary of the Closing and (d) the aggregate amount paid or payable in any Fiscal Year in respect of all such purchases from employees does not exceed $250,000 in cash and (ii) after all Obligations with respect to the Notes and the Series A Preferred have been indefeasibly paid in full in cash, pay cash dividends pro rata to the holders of Common Stock of the Company; and provided that Subsidiaries may make distributions to the Company.

          5D.  Investments.  Make or hold any loans or advances to, Guarantees
               -----------
for the benefit of, or any other Investment in, any Person, except as provided in Section 5A and except for (a) extensions of trade credit made in the ordinary
   ----------
course of business consistent with past custom and practice, (b) Investments having a stated maturity no greater than one year in (i) readily marketable direct obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (ii) certificates of deposit of U.S. commercial banks having combined capital and surplus of at least $100,000,000 (iii) commercial paper with a rating from a nationally recognized credit rating agency in such agency's highest rating category, (iv) repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States of America or (v) other readily marketable investments in debt securities which are satisfactory to the Majority Holders, and (c) travel and other expense advances to management personnel and employees in the ordinary course of business.

          5E.  Limitations on Indebtedness.  Create, incur, issue, assume,
               ---------------------------
suffer to exist, become liable with respect to or extend the maturity of any Indebtedness, except:

               (a)  the Senior Indebtedness;

               (b) the Obligations with respect to the Notes;

               (c) Capitalized Lease Obligations; provided that the principal amount of such Capitalized Lease Obligations of the Company and its Subsidiaries does not exceed $200,000 in the aggregate outstanding at any time;

               (d)  deferred Taxes; and

               (e) other Indebtedness of the Company or its Subsidiaries with principal amount not in excess of $500,000 in the aggregate outstanding at any time.

          5F.  Contingent Liabilities.  Become liable for any Guarantees, except
               ----------------------
for (a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (b) Guarantees existing as of the date hereof and described on the attached Guarantees Schedule, and (c)
                                                    -------------------
Guarantees of Indebtedness which is permitted under Section 5E hereof.
                                                    ----------

          5G.  Liens.  Create, incur, assume or suffer to exist any Liens
               -----
(except Permitted Liens) upon or with respect to any of its property or assets, whether now owned or hereafter acquired, or on any income or profits thereof, or assign or otherwise convey any right to receive income or other property.

          5H.  Amendment to the Company's Articles of Incorporation and Bylaws;
               ----------------------------------------------------------------
Stock Splits.  Make any amendment to the terms of the Company's Articles of
------------
Incorporation or By-laws in any manner which adversely affects the rights, powers or relative priorities of the holders of Series A Preferred or Warrant Stock.

          5I.  Conduct of Business.  Enter into the ownership, active management
               -------------------
or operation of any business other than the business conducted by the Company on the Closing Date, including without limitation the manufacturing of outdoor corporate identification products and reasonable extensions thereto, or engage in any activity which could result in a Forfeiture Proceeding.

          5J.  Affiliated Transactions.  Except as set forth on the Affiliated
               -----------------------                              ----------
Transactions Schedule, enter into any agreement or transaction, including the
---------------------
purchase, sale or exchange of property or the rendering of any service, with any of its, or any Subsidiary's, officers, directors or Affiliates or any individual related by blood or marriage to any such Person, or any entity in which any such Person or individual owns a material beneficial interest, except for transactions entered into after the Closing Date upon fair and reasonable terms no less favorable to the Company or its Subsidiaries than the terms the Company or its Subsidiaries would obtain in a comparable arm's-length transaction with a Person not an Affiliate and approved in advance by the board of directors of the Company.

          5K.  Restrictive Agreements; Conflicting Agreements.  Either (a)
               ----------------------------------------------
create, permit or otherwise cause or suffer to exist (except pursuant to the Senior Indebtedness and any refinancing of the Senior Indebtedness) any encumbrance or restriction on the ability of any Subsidiary of the Company (i)
(A) to make loans or advances to the Company or any other Subsidiary of the Company or (B) to transfer any of its properties or assets to the Company, or
(ii) to pay dividends or make any other distributions in respect of any of its Stock or any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to, the Company or any other Subsidiary of the Company, in each case other than encumbrances or restrictions existing under the Notes or the Loan Agreement and any refinancing thereof, or (b) enter into any agreement, or propose or commit to take any action or engage in any omission which would constitute a violation of any covenant or agreement in any of this Agreement, the Notes, the Warrants, the Registration Agreement, the Stockholders Agreement or the Company's Articles of Incorporation or bylaws and any of the agreements contemplated hereby or thereby.

          5L.  Public Disclosures.  Subject to the Company's obligations under
               ------------------
the federal securities laws, disclose any Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any Government Entity, without prior written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and permitting such Purchaser to review and comment upon the form and substance of such disclosure and make reasonable changes thereto.

          5M.  Use of Proceeds.  Use any proceeds from the sale of any
               ---------------
Securities hereunder, or permit any of its Subsidiaries to use any of such proceeds, directly or indirectly, (a) for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve Board, (b) for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities" or (c) for any other purpose other than to effect the Recapitalization.

           5N. Fiscal Year.  Change its fiscal year from the year ending on
               -----------
December 31.

          5O.  Amendment of Indebtedness. Directly or indirectly amend,
               -------------------------
supplement, extend, terminate, or permit to be amended, supplemented or terminated, or waive any of the following terms which are applicable to any Senior Indebtedness: (i) the amount or the date of any scheduled or mandatory payment of principal or interest thereunder, except that (A) the Company may borrow and reborrow from time to time under the Revolver and the Term B Loan and the

Revolver may be renewed from time to time providing for a new maturity date, provided that in connection with any such renewal the Loan Agreement shall be amended in a manner so as not to be on terms more restrictive in any manner than the terms being renewed; provided further that such new maturity date shall not, in the case of the Term B Loan, be after the original maturity date of the Term B Loan, (B) any scheduled or mandatory principal payment under the Term A Loan or the Term C Loan may be extended so long as the weighted average life to maturity of the Term A Loan and the Term C Loan, measured from the date of Closing and taking into account all repayments of principal previously made in respect thereof as of the time of such determination, if any, is not increased by more than six months from that in effect at the Closing, and (C) such amendment may increase the principal amount of Senior Indebtedness so long as the aggregate of all such increases pursuant to this clause (C) from and after the date of the Closing shall not exceed $2,000,000 in the aggregate, (ii) the rate or rates at which interest accrues or the methods of calculation thereof (including without limitation by amending any provisions (including definitions) used in calculating such interest rates such that a higher rate or margin may apply), (iii) any fees, indemnities, expense reimbursements or other charges payable to the lenders thereunder, or (iv) any representation, covenant or default or any other term or provision in a manner which is more onerous or more restrictive on the holders of the Notes or the Company or change any of the restrictions in the Loan Agreement or other agreements delivered in connection therewith or relating to performance by the Company of the Note Obligations (including restrictions which prohibit or limit the payment or prepayment of any amount with respect to the Notes or the Note Obligations).

          5P.  Equity Issuances. Except as expressly contemplated by this
               ----------------
Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) or (b) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features); provided that this
Section 5P shall not limit the ability of the Board (or Compensation Committee)
----------
to authorize the issuance of incentive based equity under the Company's 1996 Stock Option Agreement, in effect as of the date hereof.

          5Q.  ERISA Compliance.  Either (a) incur, or permit any ERISA
               ----------------
Affiliate to incur, any liability to the IRS, the DOL or PBGC (other than for premiums due PBGC which will be paid when due) with respect to any Plan which equals or exceeds $250,000 (b) withdraw (either partially or completely) from any Multiemployer Plan, if the liabilities exceed the assets under such Plan, or upon the complete or partial withdrawal from such Multiemployer Plan, would equal or exceed $250,000, (c) provide, or permit any ERISA Affiliate to provide, medical or life insurance benefits to former employees of the Company or its Subsidiaries (other than in accordance with Section 601 of ERISA or 4980B of the IRC or as may hereafter be required by law) or (d) with respect to any Pension Plan, incur, or permit any ERISA Affiliate to incur, a reporting obligation for any Reportable Event which could constitute grounds for partial termination of any Pension Plan or termination by the PBGC of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan.

          Section 6.  Representations and Warranties of the Company.  To induce
                      ---------------------------------------------
the Purchasers to purchase the Securities as herein provided, the Company represents and warrants to the Purchasers that each and all of the following statements are true, correct and complete as of the date of execution and delivery of this Agreement and will be true, correct and complete as of the Closing after giving effect to the transactions contemplated hereby to occur on or prior to the Closing Date:

          6A.  Organization and Corporate Power.  The Company is a corporation
               --------------------------------
duly organized, validly existing and in good standing under the Laws of the state of Texas, is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify except where failure to so qualify would not have a Materially Adverse Effect; and has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted and to carry out the transactions contemplated by this Agreement. The Company possesses all material licenses, permits, consents and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted. The stock certificate books and the stock record books of the Company are correct and complete in all material respects. The Company is in compliance with its Articles of Incorporation and bylaws, each as amended, and the copies of the Company's Articles of Incorporation and bylaws of the Company which have been furnished to Kirkland & Ellis, as special counsel to the Purchasers, reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete and in compliance with all applicable provisions of law.

          6B.  Capital Stock and Related Matters.
               ---------------------------------

               (a) As of the Closing, the authorized capital stock of the Company shall consist of (i) 15,000,000 shares of Common Stock, of which 1,854,692 shares shall be issued and outstanding, and 1,197,914 shares shall be reserved for issuance upon exercise of the Warrants, (ii) 52,500 shares of Series A Preferred, all of which shall be issued and outstanding,
     (iii) 7,000 shares of Series B Junior Preferred, all of which shall be reserved for issuance to David Anderson pursuant to the Anderson Purchase Agreement, and (iv) 6,250 shares of Series C Preferred, all of which shall be reserved for issuance to GHI, SIC, SMHC, Geneve, and FIRC pursuant to the Share Option Purchase Agreement. As of the Closing, all of the outstanding shares of the Company's Common Stock shall be validly issued, fully paid and nonassessable, and upon payment for the Series A Preferred and the Closing hereunder, all of the outstanding shares of the Series A Preferred shall be validly issued, fully paid and nonassessable.

               (b) As of the Closing, and except as set forth on the attached

     Capitalization Schedule, the Company shall not have outstanding any Stock
     -----------------------
     or any stock appreciation or phantom stock rights or plans and shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Stock, except pursuant to the Stockholders Agreement and the Warrants.

               (c) There are no statutory or contractual stockholders' preemptive rights or rights of first offer or refusal with respect to the issuance of the Notes, Series A Preferred and the Warrants hereunder, the issuance of Common Stock upon exercise of the Warrants or with respect to any other issuance of Stock of the Company or, except as provided in the Stockholder Agreement. The Company has not violated any applicable Securities Laws in connection with the offer, sale or issuance of any of its Stock; and the offer, sale and issuance of the Notes, Series A Preferred and the Warrants hereunder, and the offer, sale and issuance of the Common Stock upon exercise of the Warrants do not and will not require registration under any applicable Securities Laws. There are no proxies or agreements among the stockholders of the Company with respect to the voting or transfer of the Stock or with respect to any other aspect of Company's affairs, except this Agreement, the Stockholders Agreement and the Registration Agreement.

          6C.  Subsidiaries; Partnerships.  Except as described on the attached
               --------------------------
Subsidiaries Schedule, the Company has no Subsidiaries, is not a partner in any
---------------------
partnership and holds no Stock in any other Person.

          6D.  Authorization; No Breach.  The Company has duly authorized the
               ------------------------
execution, delivery and performance of this Agreement, the Notes, the Warrants, the Share Purchase Option Agreements, the Anderson Purchase Agreement, the Anderson Side Letter, the Stockholders Agreement and the Registration Agreement, and each other agreement, contemplated hereby or thereby to which it is a party. This Agreement, the Notes, the Warrants, the Share Purchase Option Agreements, the Anderson Purchase Agreement, the Anderson Side Letter, the Stockholders Agreement, the Registration Agreement, the Company's Articles of Incorporation and each other agreement contemplated hereby and thereby to which the Company is a party constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms. Except as set forth on the attached Restrictions Schedule, the execution and delivery by the Company of this
---------------------
Agreement, the Notes, the Warrants, Share Option Purchase Agreement, the Anderson Purchase Agreement, the Anderson Side Letter, the Stockholders Agreement, the Registration Agreement and all other agreements contemplated hereby and thereby to which it is a party, the offering, sale and issuance of the Notes, Warrants and Series A Preferred hereunder, the issuance of the Common Stock upon exercise of the Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company does not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of,
(b) constitute a default under, (c) result in the creation of any Lien upon the stock or assets of the Company pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any Government Entity pursuant to, the Articles of Incorporation or bylaws of the Company, or any Law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company is subject.

           6E. Financial Statements.
               --------------------

               (a) Attached hereto as the Financial Statements Schedule are (i)
                                          -----------------------------
     the unaudited balance sheet of the Company as at August 30, 1998 and the related statement of income for the eight-month period then ended (such balance sheet, the "Latest Balance Sheet"); (ii) the audited consolidated balance sheets of
      --------------------
     the Company as of December 31, 1995, December 31, 1996 and December 31, 1997 (the balance sheet for December 31, 1997 being referred to as the "Latest Audited Statement") and the related audited consolidated statement
      ------------------------
     of earnings and cash flows for each of the Fiscal Years then ended, and
     (iii) the estimated pro forma balance sheet of the Company as of the Closing Date, reflecting the assets, liabilities and stockholders' equity of the Company as of the Closing Date, adjusted to reflect, as applicable, the effect of the Senior Indebtedness incurred on the Closing Date, the issuance of the Notes and Series A Preferred, and the costs and expenses related to the foregoing.

               (b) Except as set forth on the attached Financial Statements
                                                       --------------------
     Schedule, each of the foregoing financial statements (including the notes
     --------
     thereto, if any), presents fairly the consolidated financial position, results of operations and cash flows of the Company, and is prepared in accordance with GAAP, consistently applied, as of the dates and for the periods set forth therein, subject in the case of the unaudited financial statements to the lack of footnote disclosure and changes resulting from normal year-end adjustments.

          6F.  Absence of Undisclosed Liabilities.  Except as set forth on the
               ----------------------------------
attached Liabilities Schedule, the Company has no obligation or liability
         --------------------
(whether accrued, absolute, con tingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (a) liabilities fully disclosed and adequately provided for in the Latest Balance Sheet, and (b) current liabilities which have arisen, and obligations under agreements entered into, after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

          6G.  No Material Adverse Change.  There has been no material adverse
               --------------------------
change in the business, assets, operations, financial condition, operating results, earnings, customer and supplier relations or employee and sales representative relations of the Company since the date of the Latest Audited Statement.

          6H.  Assets.  Except as set forth on the attached Assets Schedule, the
               ------                                       ---------------
Company has good and indefeasible title to, or a valid leasehold interest in, the properties and assets it uses, the properties and assets shown on the Latest Balance Sheet or acquired thereafter and all assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto). Except as described on the attached Assets Schedule, buildings,
                                               ---------------
equipment and other tangible assets of the Company are in good operating condition other than ordinary wear and tear and are fit for use in the ordinary course of business.

          6I.  Investment Company Act.  Neither the Company nor the Company is
               ----------------------
an "investment company" or an "Affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          6J.  Margin Regulations.  The Company does not own any "margin
               ------------------
security" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the
                                 ---------------------
proceeds of the Notes or Warrants will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the securities purchased under this Agreement to be considered "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The Company has not taken or permitted, and will not permit any agent acting on its behalf to take, any action which might cause this Agreement or any document or instrument delivered hereunder to violate such Regulation T, U or X, any other regulation of the Federal Reserve Board, or Section 8 of the Exchange Act or any rule or regulation thereunder. No proceeds of the issuance of Restricted Securities will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act, including Sections 13(d) and 14(d) thereof. The purchase of the Notes will not constitute a violation of such Regulations T, U or X.

          6K.  Tax Matters.  Except as set forth on the Tax Schedule attached
               -----------                              ------------
hereto, the Company has filed all Tax returns and other reports which it is required to file under applicable Laws and regulations; all such returns and reports are complete and correct in all material respects; the Company has paid all Taxes due and owing by it and has withheld and paid over all Taxes which it is obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party, and has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; no foreign, federal, state, provincial or local Tax audits are pending or being conducted with respect to the Company, no information related to Tax matters has been requested by any foreign, federal, state, provincial or local Tax authority and no notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state, provincial or local Tax authority; and there are no unresolved questions or claims concerning Tax liability of the Company. Except as set forth on the Tax Schedule, The Company has not made an
                                     ------------
election under (S)341(f) of the IRC, is not a party to any Tax sharing or allocation agreement, and has no liability for the Taxes of any Person under
Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. The accrual for current Taxes on the Latest Balance Sheet would be adequate to pay all of the current Tax liabilities of the Company, if the current Tax year were treated as having ended on the date of the Latest Balance Sheet consistent with past practices.

          6L.  Contracts and Commitments. Except as expressly contemplated by
               -------------------------
this Agreement or as set forth on the attached Contracts Schedule, the Company
                                               ------------------
is not a party (including after giving effect to the Company) to any written or oral:

               (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any contract with any labor union, or any severance agreements;

               (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $25,000 or contract relating to loans to officers, directors or affiliates;

               (c) contract under which the Company has advanced or loaned any other Persons amounts in the aggregate exceeding $25,000;

               (d) agreement or indenture relating to the borrowing of money or the mortgaging, pledging or otherwise placing a Lien on any material asset or group of assets of the Company;

               (e) Guarantee of any obligation (other than by the Company of a wholly-owned Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

               (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

               (g) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

               (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves aggregate annual consideration in excess of $25,000 except purchase orders from existing customers or to existing vendors, in either case in the ordinary course of business;

               (i) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any patent, trademark, trade name, copyright, know-how, trade secret or confidential information);

               (j) warranty agreement with respect to its services rendered or its products sold or leased;

               (k) agreement under which it has granted any Person any registration rights (including piggyback rights);

               (l) contract, agreement or other arrangement with any officer, director, employee or Affiliate, or any Affiliate of any officer, director or employee;

               (m) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

               (n) any other agreement which is material to its operations and business prospects or which involves a consideration in excess of $25,000 annually.

          Except as set forth on the Contracts Schedule, all of the contracts,
                                     ------------------
     agreements and instruments required to be listed thereon are valid, binding and enforceable in accordance with their respective terms. Except as set forth on the Contracts Schedule, the Company and its Subsidiaries are not
                  ------------------
     in default or breach under any such contract, agreement or instrument; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any such contract, agreement or instrument listed on the Contracts
                                                              ---------
     Schedule; none of the Company and its Subsidiaries has any present
     --------
     expectation or intention of not fully performing all such obligations; none of the Company and its Subsidiaries has any knowledge of any breach or anticipated breach by the other parties to any such contract or commitment; and none of the Company and its Subsidiaries is a party to any contract or commitment the performance of which would have a Materially Adverse Effect.

          6M.  Trademarks, Patents.  Except as set forth on the Intellectual
               -------------------                              ------------
Property Schedule attached hereto the Company possesses or has the right to use
-----------------
all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others; there have been no written claims made upon the Company against the Company asserting the invalidity, misuse or unenforceability of any Proprietary Right, and there are no grounds for the same; the Company has not received a notice of conflict with the asserted rights of others within the last five years; and to the knowledge of the Company the conduct of the business of the Company has not infringed or misappropriated nor infringes or misappropriates any Proprietary Right of other Persons, nor would any future conduct as presently contemplated infringe any Proprietary Right of other Persons and, to the Company's knowledge, the Proprietary Rights owned by the Company have not been infringed or misappropriated by other Persons.

          6N.  Litigation, etc.  Except as set forth on the attached Litigation
               ----------------                                      ----------
Schedule, (i) there are no actions, suits, proceedings, orders, investigations
--------
or claims pending or, to the Company's knowledge, threatened against or affecting the Company or pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to any of the Company's businesses or proposed business activities, at law or in equity, or before or by any Government Entity which if adversely determined, could have a Materially Adverse Effect, including any Litigation with respect to the transactions contemplated by the Recapitalization, the Loan Agreement or this Agreement; (ii) the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the Company's knowledge, any governmental investigations or inquiries; and (iii) to the best of the Company's knowledge, there is no reasonable basis for any of the foregoing. The Company is not subject to any judgment, order or decree of any court or other governmental agency, and the Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which in any of such cases may have a Materially Adverse Effect (including after giving effect to the Recapitalization.

          6O.  No Forfeiture.  The Company is not engaged in or proposes to be
               -------------
engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding, and no Forfeiture Proceeding against any of them is pending or, to the knowledge of the Company, is threatened.

          6P.  Small Business Matters.  The Company, together with its
               ----------------------
"affiliates" (as that term is defined in (S)121.401 of the SBIC Regulations), is a "small business concern" within the meaning of the SBIC Act and SBIC Regulations, including (S)121.802 of the SBIC Regulations. The information regarding the Company and its affiliates set forth in the Small Business Administration Form 480, Form 652 and Part A of Form 1031 delivered at the Closing is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to each Purchaser that is an SBIC at the Closing together with a written statement of the Company regarding its planned use of the proceeds from the sale of the Notes, the Series A Preferred and the Warrants. Neither the Company nor any Subsidiary presently engages in, and it shall not hereafter engage in, any activities, nor shall the Company or any Subsidiary use directly or indirectly the proceeds from the sale of the Notes, the Series A Preferred and the Warrants hereunder for any purpose, for which a SBIC is prohibited from providing funds by the SBIC Act and the SBIC Regulations (including (S)107.804 and (S)107.901 of the SBIC Regulations).

          6Q.  Brokerage.  Except as set forth on the Brokerage Schedule
               ---------                              ------------------
attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Recapitalization, the Loan Agreement or this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold the Purchasers harmless against, any and all liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claims.

          6R.  Insurance.  The Company is not in default with respect to its
               ---------
obligations under any insurance policy maintained by it. The insurance coverage of the Company is of customary type and covers casualties, risks and contingencies of such types and in amounts not less than as are customary for prudent corporations of similar size engaged in similar lines of business under similar circumstances.

          6S.  Employees.  Except as set forth on the attached Employees
               ---------                                       ---------
Schedule, (i) the Company is not aware that any executive or key employee of the
--------
Company or any group of employees of the Company has any plans to terminate employment with the Company; (ii) the Company has complied and is compliance in all material respects with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of any Taxes, and the Company does not have any labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances); and (iii) the Company is not, and none of the employees of the Company is, subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting or in conflict with, the present or proposed business activities of the Company.

          6T.  Compliance with Laws.  The Company has not violated any Laws
               --------------------
which violation has had or would reasonably be expected to have a Materially Adverse Effect, and the Company has not received notice of any such violation. No payments for political contributions or bribes, kickback payments or other illegal payments have been made by the Company at any time.

          6U.  Affiliated Transactions.  Except as set forth on the attached
               -----------------------
Affiliated Transactions Schedule, no Affiliate of the Company or any officer,
--------------------------------
director, stockholder or employee of any such Affiliate (other than any such as are also officers, directors or employees of the Company), any individual related by blood or marriage to any such Person, or any entity in which any such Person, directly or indirectly, owns any beneficial interest, is a party to any agreement, contract, commitment, transaction or proposed transaction with the Company or has any interest in any property used by the Company.

          6V.  Indebtedness.  The attached Indebtedness Schedule sets forth all
               ------------                ---------------------
outstanding Indebtedness of the Company owing to any Person or group of affiliated Persons, or issued in any one transaction or series of related transactions. The Company has no outstanding Indebtedness or is a guarantor or otherwise contingently liable for any Indebtedness except as disclosed on the attached Indebtedness Schedule. There exists no default under the provisions of
         ---------------------
any instrument evidencing such Indebtedness or of any agreement relating thereto.

          6W.  Loan Agreement.  No "default" or "event of default" under the
               --------------
Loan Agreement is in existence or will result from the transactions contemplated by this Agreement.

          6X.  ERISA.  Except as set forth on the Employee Benefits Schedule:
               -----                              --------------------------

               (a)  Multiemployer Plans.  The Company has no obligation to
                    -------------------
     contribute to (or any other liability, including current or potential Withdrawal Liability, with respect to) any Multiemployer Plan. To the extent that any Multiemployer Plan is set forth on the Employee Benefits Schedule, the Company has no current or potential withdrawal liability under such Multiemployer Plan.

               (b)  Retiree Welfare Plans.   The Company does not maintain or
                    ---------------------
     have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or dependents (except for continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state Laws).

               (c)  Defined Benefit Plans.  The Company does not maintain,
                    ---------------------
     contribute to or have any liability under (or with respect to) any employee plan which is a "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

               (d)  Defined Contribution Plans.  The Company does not maintain,
                    --------------------------
     contribute to or have any liability under (or with respect to) any employee plan which is a "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

               (e)  Other Plans.  The Company does not maintain, contribute to
                    -----------
     or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including, without limitation, any bonus plan, plan for deferred compensation, severance, employee health or other welfare benefit plan or other arrangement, whether or not terminated and whether or not subject to ERISA including, but not limited to "employee welfare benefit plans" as defined in Section 3(1) of ERISA.

               (f)  The Company.  For purposes of this Section 6X (other than
                    -----------                        ----------
     subsection (e) or (h), the terms "the Company" includes all organizations under common control with the Company pursuant to Section 414 of the IRC. For purposes of liability under Title IV of ERISA, the terms "the Company" shall include any member of its Controlled Group.

               (g)  Unfunded Liability.  No plan maintained by the Company or to
                    ------------------
     which the Company has an obligation to contribute, or with respect to which the Company has any other liability, has unfunded benefit obligations or any unfunded liability. All contributions, premiums or payments under or with respect to a each plan which is set forth on the attached Employee Benefits Schedule which are due on or before the Closing Date have been paid.

               (h)  Plan Qualification and Compliance.  Each employee benefit
                    ---------------------------------
     plan set forth on the attached Employee Benefits Schedule that is or has
                                    --------------------------
     been maintained for the benefit of employees of the Company that is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter from the IRS as to the qualification of such plan and, to the best knowledge of the Company after due inquiry, nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect the qualification of such plan. Each employee benefit plan set forth on the attached Employee Benefits
                                                          -----------------
     Schedule that is or has been maintained for the benefit of employees of the
     --------
     Company and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with their respective terms and with all applicable Laws.

               (i) The Company has not incurred and has no reason to expect that it will incur, any liability to the Pension Benefit Guaranty Corporation (other than premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any employee pension benefit plan that the Company or any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute.

          6Y.  Environmental and Safety Matters.
               --------------------------------

               (a)  Except as set forth in Section (i) of the Environmental
                                                              -------------
     Schedule, the Company has complied with and is currently in compliance in
     --------
     all material respects with all Environmental and Safety Requirements the non-compliance with which will or threatens to impose a material liability on the Company, and the Company has not received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or any of its properties or facilities.

               (b)  Except as set forth in Section (ii) of the Environmental
                                                               -------------
     Schedule, without limiting the generality of the foregoing, the Company has
     --------
     obtained and complied with, and is currently in compliance in all material respects with, all material permits, licenses and other authorizations that are required pursuant to any Environmental and Safety Requirements for the occupancy of its properties or facilities or the operation of its businesses.

               (c)  Except as set forth in Section (iii) of the Environmental
                                                                -------------
     Schedule, neither this Agreement nor the consummation of the transactions
     --------
     contemplated by this Agreement shall impose any obligations on the Company for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

               (d)  Except as set forth in Section (iv) of the Environmental
                                                               -------------
     Schedule, none of the following exists at any property or facility owned,
     --------
     occupied or operated by the Company:

                    (1)  underground storage tanks or surface impoundments;

                    (2)  asbestos-containing materials friable; or

                    (3) materials or equipment containing friable polychlorinated biphenyls.

               (e)  Except as set forth in Section (v) of the Environmental
                                                              -------------
     Schedule, the Company has not treated, stored, disposed of, arranged for or
     --------
     permitted the disposal of, transported, handled or Released any Hazardous Materials, or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company for response costs, natural resource damages or attorneys fees pursuant to CERCLA or any other Environmental and Safety Requirements.

               (f) Without limiting the generality of the foregoing, to the knowledge of the Company, no facts, events or conditions relating to the past or present properties, facilities or operations of the Company shall prevent, hinder or limit in any material respect continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements (including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of Hazardous Materials, substances or wastes, personal injury, property damage or natural resources damage).

               (g)  Except as set forth in Section (vii) of the Environmental
                                                                -------------
     Schedule, the Company has not, either expressly or by operation of law,
     --------
     assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

               (h) No Environmental Lien has attached to any property owned, leased or operated by the Company.

          6Z.  Real Property Holding Corporation Status.  Since its date of
               ----------------------------------------
incorporation, the Company has not been, and as of the date of the Closing shall not be, a "United States Real Property Holding Corporation," as defined in
Section 897(c)(2) of the IRC and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause it to become a "United States Real Property Holding Company," and the Company has filed with the IRS all statements, if any, with its United States income Tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

          6AA  Certain Government Regulations.  The Company is not subject to
               ------------------------------
regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other Law which regulates the incurring of Indebtedness by any of them, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

          6BB  Closing Date.  The representations and warranties of the Company
               ------------
contained in this Section 6 and elsewhere in this Agreement and all information
                  ---------
contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Company to any of the Purchasers shall be correct and complete on the date of the Closing as though made after giving effect to the transactions contemplated hereby to occur on the Closing Date.

          Section 7.  Representations and Warranties of BA Purchasers.  Each BA
                      -----------------------------------------------
Purchaser hereby represents and warrants severally, as to itself, to the Company that each and all of the following statements are true and correct and complete as of the date of execution and delivery of this Agreement and will be true, correct and complete as of the Closing after giving effect to the transactions contemplated hereby to occur on or prior to the Closing Date.

          7A.  Due Authorization.  Such BA Purchaser has all requisite power and
               -----------------
authority to enter into this Agreement and the agreements contemplated hereby and to consummate the transaction contemplated hereby and thereby. The execution and delivery hereof and of each of the agreements contemplated hereby, the performance by such BA Purchaser of its obligations hereunder and thereunder and the consummation by such BA Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of such BA Purchaser. No other proceeding on the part of such BA Purchaser is necessary to authorize the execution and delivery of this Agreement and the other agreements contemplated hereby by such BA Purchaser or the performance by such BA Purchaser of its obligations hereunder or thereunder or the consummation by such BA Purchaser of the transactions contemplated hereby and thereby. Each of this Agreement and the agreements contemplated hereby constitute, or when executed and delivered will constitute, a valid and legally binding obligation of such BA Purchaser enforceable against such BA Purchaser in accordance with its terms.

          7B.  Consents and Approvals. Each BA Purchaser has obtained all
               ----------------------
consents, approvals or authorizations from each Governmental Entity or other Persons prescribed by any Law, contract or agreement which may be required for the execution, delivery and performance of this Agreement and the other agreements contemplated hereby by each BA Purchaser or the consummation by each BA Purchaser of the transactions contemplated hereby and thereby.

          Section 8.  Representations and Warranties and Covenants of all
                      ---------------------------------------------------
Purchasers. Each of the Purchasers represents and warrants severally, as to
----------
itself, to the Company that each and all of the following statements are true, correct and complete as of the date of execution and delivery of this Agreement and will be true, correct and complete as of the Closing after giving effect to the transactions contemplated hereby to occur on or prior to the Closing Date.

          8A.  Investment Intent. Such Purchaser represents and warrants that
               -----------------
acquiring the Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment and without a view of making a distribution thereof within the meaning if the Securities Act of 1933, as amended (the "Securities Act"), and
                                                        --------------
that such Purchaser has no intention of selling such Securities in violation of applicable Securities Laws; provided that (i) the disposition of any Securities
                            --------
held by such Purchaser shall at all times be within such Purchaser's control and
(ii) nothing contained herein shall prevent such Purchaser and subsequent holders of Securities from transferring such securities in compliance with the provisions hereof. Each of the Purchasers hereby agrees that none of such Securities, or any shares of Common Stock issued upon the exercise of the Warrants shall be sold or transferred by such Purchaser in violation in the Securities Laws. Each of the Purchasers is aware that none of the Securities have been registered under the Securities Act or any other Securities Laws and that the Company is not obligated to register such Securities except in accordance with the provisions of the Registration Agreement, and that such Securities must be held indefinitely unless subsequently registered or an exemption from such registration is available.

          8B.  Access: Sophistication: etc.. Such Purchaser is an "accredited
               ----------------------------
investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Each

Purchaser and its agents and representatives have such knowledge and experience in financial and business matters as to enable them to utilize the information made available to them in connection with the purchases contemplated hereby, to evaluate the merits and risks of an investment in the Company and to make an informed decision with respect thereto and such an evaluation and informed decision has been made. Such Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company, and examine such documents, agreements and instruments, regarding the terms and conditions of the offering of the Securities and the shares of Common Stock issuable upon exercise of the Warrants, the Company's business plan and results of operation, this Agreement, and the Agreements contemplated hereby, all certificates delivered in connection therewith, and the business, properties, prospects and financial condition of the Company. Such Purchaser represents that each Purchaser is experienced in evaluating and investing in private placement transactions of securities of companies in stages of development similar to that of the Company, and that it has not been formed for the purpose of acquiring the Securities. Such Purchaser acknowledges that it can bear the economic risk of loss of all of its investment in the Company. Notwithstanding the provision of this Section 8B,
                                                                     ----------
however, such Purchaser is relying upon the representations and warranties of the Company contained in this Agreement in connection with the decision of such Purchaser to enter into this Agreement and consummate the transactions contemplated hereby.

          Section 9.  Definitions.
                      -----------

          9A.  Defined Terms.  For the purposes of this Agreement, the following
               -------------
terms have the meanings set forth below:

          "Affiliate" shall mean, with respect to any Person, (i) each Person
           ---------
that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of, or 10% or more of the common equity of, such Person, (ii) each Person that controls, is controlled by or is under common control with, such Person or any Affiliate of such Person, and
(iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" has the meaning set forth in the Recitals.
           -----

          "Agreement" has the meaning set forth in the Recitals.
           ---------

          "Articles of Incorporation" of any Person means the articles or
           -------------------------
certificate of incorporation of such Person, as applicable, as in effect at the Closing or as amended thereafter as permitted under this Agreement.

          "BA Purchasers" has the meaning set forth in the Recitals.
           -------------

          "Bank" has the meaning set forth in the Recitals.
           ----

          "Business Day" shall mean any day that is not a Saturday, a Sunday or
           ------------
a day on which banks are required or permitted by Law or other action by a Government Entity to be closed in the State of Illinois.

          "Capital Expenditures" means for any period, the sum of all amounts
           --------------------
that would, in accordance with GAAP, be included as additions to property, plant and equipment on a consolidated statement of cash flows for the Company during such period, in respect of (a) the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, (b) to the extent related to and not included in (a) above, materials, contract labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP), and (c) other capital expenditures (including without limitation Capitalized Leases) and other uses recorded as capital expenditures or similar terms having substantially the same effect (including expenditures for nonrecurrent tangible assets such as software).

          "Capitalized Lease" means a lease of (or other agreement conveying the
           -----------------
right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

          "Capitalized Lease Obligations" of a Person shall mean all monetary
           -----------------------------
obligations of such Person or any Subsidiary of such Person under a lease or similar arrangement, which obligations would be classified and accounted for as capital obligations on a consolidated balance sheet of such Person under GAAP taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "Cash Flow Leverage Ratio" means, for any period of determination, the
           ------------------------
ratio of (a) Interest-bearing Indebtedness of the Company and its Subsidiaries (including but not limited to the aggregate principal amount of all outstanding Capitalized Lease Obligations of the Company and its Subsidiaries), all determined as of the last day of that period, to (b) EBITDA for that period, in each case determined in accordance with GAAP.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended.

          "Certificates of Designation" has the meaning set forth in Section 2E
           ---------------------------                               ----------
     hereof.

          "Change of Ownership" means any Management Purchaser ceases to hold,
           -------------------
beneficially and of record, at least 85% of the issued and issuable capital stock of the Corporation that such Management Purchaser holds at Closing (as adjusted for any subsequent stock splits, stock dividends, combinations of shares or similar recapitalizations), other than Tom Boner in respect of sales of capital stock to David Anderson.

          "Chief Financial Officer" of any entity means the highest ranking
           -----------------------
officer of such entity who is then in charge of the financial matters of such entity.

          "CIVC" has the meaning set forth in the Recitals.
           ----

          "Closing" has the meaning set forth in Section 1C hereof.
           -------                               ----------

          "Closing Date" has the meaning set forth in Section 1C hereof.
           ------------                               ----------

          "Closing Fee" has the meaning set forth in Section 1D hereof.
           -----------                               ----------

          "Common Stock" means, collectively, the Company's common stock, and
           ------------
any shares of any class of the Company's capital stock hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Company" means Zimmerman Sign Company, a Texas corporation.
           -------

          "Controlled Group" of any Person means all members of a controlled
           ----------------
group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) which at the relevant time are under common control which, together with such Person, as the case may be, are treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC or Section 4001 of ERISA.

          "Default" means an event or condition the occurrence of which is, or
           -------
with the lapse of time or the giving of notice or both would be, an Event of Default.

          "DOL" shall mean the United States Department of Labor, or any
           ---
successor thereof.

          "EBITDA" means, for any period of determination, an amount equal to
           ------
the consolidated net income of the Company before deductions for income taxes, Interest Expense, depreciation and amortization.

          "Environmental and Safety Requirements" means all federal, state or
           -------------------------------------
local Laws, all contractual obligations and all common law, in each case concerning public health and safety, pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distri bution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any Hazardous Materials, noise or radiation).

          "Environmental Lien" means any Lien, whether recorded or unrecorded,
           ------------------
in favor of any Government Entity, relating to any liability of the Company or any of its Subsidiaries arising under any Environmental and Safety Requirements.

          "Equity Interests" means, collectively, the Series A Preferred, the
           ----------------
Warrants and Warrant Stock purchased hereunder and any securities issued or issuable in respect thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974 (or
           -----
any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

          "ERISA Affiliate" means, with respect to any Person, any trade or
           ---------------
business (whether or not incorporated) which at the relevant time is under common control with such Person and which, together with such Person, are treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the IRC.

          "ERISA Event" means, with respect to any Person or any member of its
           -----------
Controlled Group (except with respect to clause (vi) of this paragraph which shall be with respect to such Person or any of its ERISA Affiliates) (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan, (ii) the withdrawal of such Person, any of its Subsidiaries or any Controlled Group member from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (iii) the complete or partial withdrawal of such Person, any of its Subsidiaries or any Controlled Group member from any Multiemployer Plan, (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (vi) the failure to make required contributions to a Title IV Plan or
(vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

          "Event of Default" has the meaning set forth in Section 10 hereof.
           ----------------                               ----------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any similar federal law then in force.

          "Expended Amount" has the meaning set forth in Section 4A hereof.
           ---------------                               ----------

          "Federal Reserve Board" has the meaning set forth in Section 6J
           ---------------------                               ----------
     hereof.

          "Financing" has the meaning set forth in Section 3H hereof.
           ---------                               ----------

          "FIRC" has the meaning set forth in Section 2B hereof.
           ----                               ----------

          "Fiscal Year" means the fiscal year of the Company ending on December
           -----------
31.

          "Forfeiture Proceeding" means any action or proceeding affecting the
           ---------------------
Company or any of its Subsidiaries before any Government Entity which may result in the forced disposition (by the exercise of the power of eminent domain, expropriation or otherwise), seizure, expropriation or forfeiture of any property necessary for use in its business, or payment of a penalty, or revocation, termination or suspension of a license or approval necessary for use in its business which action or proceeding, if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Materially Adverse Effect.

          "GAAP" means generally accepted accounting principles in the United
           ----
States as in effect from time to time.

          "Geneve" has the meaning set forth in Section 2B hereof.
           ------                               ----------

          "Government Entity" means the United States of America or any other
           -----------------
nation, any state, province or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any Tribunal.

          "GSH" has the meaning set forth in Section 2B hereof.
           ---                               ----------

          "Guarantee" by a Person shall include any guarantee of the payment or
           ---------
performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of such Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, to provide reimbursement, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is listed in the balance sheet of such Person, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business.

          "Hazardous Materials" means anything that is a "hazardous substance"
           -------------------
pursuant to CERCLA, anything that is a "hazardous waste" or "solid waste" pursuant to RCRA, and any other pollutant, contaminant, toxic chemical, petroleum product or by-product, asbestos or polychlorinated biphenyl.

          "Indebtedness" with respect to any Person shall mean, without
           ------------
duplication, (a) all indebtedness of such Person or any Subsidiary of such Person in respect of money borrowed (including, without limitation, indebtedness which represents the unpaid amount of the purchase price of any property) and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of such Person or any of its Subsidiaries, (b) all indebtedness of such Person or any Subsidiary of such Person evidenced by a promissory note, bond or similar written obligation to pay money, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, other than trade debt, (d) all such indebtedness guaranteed by such Person or any Subsidiary of such Person (including pursuant to any Guarantee) or for which such Person or any Subsidiary of such Person is otherwise contingently liable, including, without limitation, Guarantees in the form of an agreement to repurchase or reimburse, and any commitment by which such Person or any Subsidiary of such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (e) all obligations secured by a Lien on property of such Person or any of its Subsidiaries (but shall not include operating leases), (f) Capitalized Lease Obligations, (g) all obligations of such Person in respect of interest rate protection agreements,
(h) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances,

(i) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (j) all Contingent Obligations of such Person.

          "Indemnified Liabilities" has the meaning set forth in Section 11C
           -----------------------                               -----------
hereof.

          "Indemnitee" has the meaning set forth in Section 11C hereof.
           ----------                               -----------

          "Interest-bearing Indebtedness" means Indebtedness with respect to
           -----------------------------
which the Company or any of its subsidiaries is obliged to make interest payments from time to time, irrespective of whether such payments are paid, accrued or waived from time to time (including without limitation Capitalized Lease Obligations).

          "Interest Coverage Ratio" means, for any period of determination, the
           -----------------------
ratio of (a) EBITDA to (b) Interest Expense, in each case determined for said period in accordance with GAAP.

          "Interest Expense" means, for any period of determination, that
           ----------------
aggregate amount, without duplication, of interest paid, accrued or scheduled to be paid in respect of any Indebtedness of the Company or any of its Subsidiaries for such period, including (a) all but the principal component of payments in respect of conditional sale contracts, Capitalized Leases and other title retention agreements, (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financings and (c) dividends and distributions paid in respect of the Series A Preferred, the Series B Preferred and the Series C Preferred, in each case determined in accordance with GAAP.

          "Investment" as applied to any Person means (i) any direct or indirect
           ----------
purchase or other acquisition by such Person of any notes, obligations, instruments, Stock, securities or ownership interest (including partnership interests, limited liability company interests and joint venture interests) of, or any loan by such Person to, any other Person and (ii) any capital contribution by such Person to any other Person.

          "IRC" means the Internal Revenue Code of 1986, as amended.
           ---

          "IRS" shall mean the Internal Revenue Service.
           ---

          "Latest Audited Statement" has the meaning set forth in Section 6E(a)
           ------------------------                               -------------
hereof.

          "Latest Balance Sheet" has the meaning set forth in Section 6E(a)
           --------------------                               -------------
hereof.

          "Laws" means all statutes, laws, ordinances, regulations, rules,
           ----
orders, judgments, writs, injunctions, acts or decrees of any Government Entity (including Environmental and Safety Requirements).

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and including any lien or charge arising by statute or other Laws, which secures the payment of a debt (including, without limitation, any Tax) or the performance of an obligation.

          "Litigation" means any action, proceeding, claim, order, lawsuit
           ----------
and/or investigation conducted by or before any Government Entity.

          "Loan Agreement" has the meaning set forth in the Recitals.
           --------------

          "Management Purchasers" has the meaning set forth in the Recitals.
           ---------------------

          "Majority Holders" at any time means the Majority Note Holders or, at
           ----------------
such time as the Notes are no longer outstanding, the Majority Equity Holders.

          "Majority Note Holders" at any time means the holders of Notes
           ---------------------
representing a majority of the aggregate principal amount of all Notes then outstanding.

          "Majority Equity Holders" at any time means the holders of a majority
           -----------------------
of the Equity Interests in existence at such time.

          "Majority Warrant Holders" at any time means holders of a majority of
           ------------------------
the Warrant Stock in existence at such time.

          "Materially Adverse Effect" means an effect, resulting, or which could
           -------------------------
result, from any occurrence or omission of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

          "Measurement Period" means, as of the last day of any fiscal quarter,
           ------------------
the four fiscal quarters ending on such date.

          "MIG" has the meaning set forth in the Recitals.
           ---

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA, and to which any Person or any member of such Person's Controlled Group is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Net Worth" means as of any date of determination, the sum of the
           ---------
amounts set forth on the balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP, for common stock, preferred stock, additional paid-in capital and retained earnings of the Company and its Subsidiaries (excluding treasury stock)

          "Noteholder" at any time means the record holder of any Note, as
           ----------
reflected on the records of the Company in accordance with the Notes.

          "Notes" has the meaning set forth in Section 1A hereof.
           -----                               ----------

          "Obligation" means any obligation of the Company or its Subsidiaries
           ----------
with respect to the repayment or performance of any obligation (monetary or otherwise) of such party arising under or in connection with this Agreement, the Notes, the Series A Preferred, the Warrants, the Warrant Stock or any other document delivered in connection herewith, and "Obligations" means all of such
                                                -----------
Obligations collectively.

          "Officer's Certificate" of any Person means a certificate signed on
           ---------------------
behalf of such Person by the chief executive officer, chief operating officer or Chief Financial Officer (without any personal liability) of such Person stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit such officer to verify the accuracy of the information set forth in such certificate, and
(ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Operating Lease" means any lease of personal property other than a
           ---------------
Capitalized Lease.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
successor thereto.

          "Pension Plan" means a "pension plan," as such term is defined in
           ------------
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of its respective Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

          "Permitted Liens" means (i) the security interests held by the holders
           ---------------
of the Senior Indebtedness under the Loan Agreement to secure the repayment of Senior Indebtedness, (ii) Liens for Taxes or assessments and similar charges, which either are (A) not delinquent or (B) being contested diligently and in good faith by appropriate proceedings, and as to which the Company has set aside reserves on its books in accordance with GAAP, (iii) carriers', warehousemen's, mechanics', materialmen's or contractors' Liens or any similar Liens for amounts not yet due and payable, (iv) Permitted Purchase Money Liens, (v) Liens to secure the obligations of the Company under the Rate Protection Agreements (as defined in the Note), (vi) Liens existing on the date of this Agreement and disclosed on the Lien Schedule attached hereto, (vii) deposits or pledges to
                 -------------
secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Company and its Subsidiaries, (viii) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds in the ordinary course of business, and (ix) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the Company in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System, and (B) such deposit account is not intended by the Company to provide collateral to the depository institution.

          "Permitted Purchase Money Liens" means any purchase money Lien on real
           ------------------------------
property or equipment or other goods acquired (including any acquisition pursuant to a Capitalized Lease) by the Company or any of its Subsidiaries (a "Purchase Money Lien") in the ordinary course of its business so long as: (i)
 -------------------
the transaction in which such Purchase Money Lien is proposed to be created is not prohibited by this Agreement; (ii) such Purchase Money Lien attaches only to the asset acquired (and to the extent applicable, any insurance thereon) in such transaction and does not extend to or cover any other assets of the Company or any of its Subsidiaries; (iii) the Indebtedness secured or covered by such Purchase Money Lien does not exceed 100% of the cost to the Company and its Subsidiaries of the asset acquired; and (iv) such Indebtedness is either (x) incurred on the date of acquisition of the asset acquired or (y) incurred for the purpose of refinancing or refunding any Indebtedness secured by a Permitted Purchase Money Lien, so long as the unpaid balance thereof following such refinancing does not exceed the amount thereof prior to such refinancing.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Government Entity or any department, agency or political subdivision thereof.

          "Plan" means, with respect to any Person or either any member of its
           ----
Controlled Group or any ERISA Affiliate, as required by the context at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Person or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Proprietary Rights" means all (i) patents, patent applications,
           ------------------
patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments of any of the foregoing (in whatever form or medium).

          "Purchaser" has the meaning set forth in the Recitals.
           ---------

          "Qualified Plan" means an employee pension benefit plan, as defined in
           --------------
Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the IRC, and which the Company, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "RCRA" means the federal Resource Conservation and Recovery Act, as
           ----
amended.

          "Recapitalization" has the meaning set forth in the Recitals.
           ----------------

          "Registration Agreement" means the Registration Agreement, dated as of
           ----------------------
the date hereof, among the Company and the Purchasers.

          "Regulatory Violation" has the meaning set forth in Section 3H hereof.
           --------------------                               ----------

          "Release" has the meaning set forth in CERCLA.
           -------

          "Reportable Event" means any of the events listed in Section 4043 of
           ----------------
ERISA.

          "Restricted Payment" means (i) any dividend or other distribution,
           ------------------
direct or indirect, on account of or with respect to any Stock of the Company or any of its Subsidiaries (other than dividends and distributions on the Series A Preferred, Series B Preferred or Series C Preferred), (ii) loans, advances or other payments in respect of or in any way related to any such Stock, including, without limitation, any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of all or any portion of any such Stock, and (iii) any prepayment of principal, optional redemption, purchase, retirement prior to stated maturity, defeasance, or similar optional payment with respect to any Indebtedness of the Company or any of its Subsidiaries (other than payments in respect of Senior Indebtedness or the Notes).

          "Restricted Securities" means (i) the Notes issued hereunder, (ii) the
           ---------------------
Series A Preferred issued hereunder, (iii) the Warrants issued hereunder, (iv) the Common Stock issued or issuable upon exercise of the Warrants and (v) any securities issued with respect to the securities referred to in clauses (i) through (v) inclusive, above by way of a stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing a Securities Act legend have been delivered by the Company.
Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend.

          "Revolver" has the meaning given such term in the Recitals.
           --------

          "SBA" means the United States Small Business Administration, and any
           ---
successor agency performing the functions thereof.

          "SBIC" means a Small Business Investment Company licensed by an SBA
           ----
under the SBIC Act.

          "SBIC Act" means the Small Business Investment Act of 1958, as
           --------
amended.

          "SBIC Holder" means any SBIC holding any securities of the Company.
           -----------

          "SBIC Regulations" means the SBIC Act and the regulations issued by
           ----------------
the SBA thereunder, codified at Title 13 of the Code of Federal Regulations ("13
                                                                              --
CFR"), Parts 107 and 121.
---

          "Scheduled Amount" has the meaning set forth in Section 4A hereof.
           ----------------                               ----------

          "Securities" has the meaning set forth in Section 1A hereof.
           ----------                               ----------

          "Securities Act" means the United States Securities Act of 1933, as
           --------------
amended.

          "Securities Laws" at any time means the Securities Act, Exchange Act
           ---------------
and any similar securities laws of the United States or any state thereof which are then in force.

          "Securityholder" means any holder of a Security.
           --------------

          "Senior Indebtedness" has the meaning given to such term in the Notes.
           -------------------

          "Series A Preferred" has the meaning set forth in Section 1A hereof.
           ------------------                               ----------

          "Series B Preferred" means the Company's Series B Preferred Stock, par
           ------------------
value $0.01 per share.

          "Series C Preferred" means the Company's Series C Preferred Stock, par
           ------------------
value $0.01 per share.

          "Share Purchase Option Agreements" has the meaning set forth in
           --------------------------------
     Section 2B hereof.
     ----------

          "SIC" has the meaning set forth in Section 2B hereof.
           ---                               ----------

          "SMHC" has the meaning set forth in Section 2B hereof.
           ----                               ----------

          "Stock" of any Person means any stock, equity or profits interests,
           -----
participations or other equivalents (however designated) of stock, whether voting or nonvoting, including any notes or securities with profit participation features, and any rights, warrants, options or other securities directly or indirectly convertible into or exercisable or exchangeable for any such stock, equity or profits interests, participations or other equivalents, or such other securities, (or any equivalent ownership interests, in the case of a Person which is not a corporation).

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of stock entitled (irrespective of whether, at the time, shares of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

          "Tax" means any federal, state, local, provincial, or foreign income,
           ---
gross receipts, license, payroll, employment, excise, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, unemployment, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Term Loans" has the meaning given such term in the Recitals.
           ----------

          "Title IV Plan" means a Pension Plan, other than a Multiemployer Plan,
           -------------
which is covered by Title IV of ERISA.

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

          "Tribunal" means any government, arbitration panel, court or
           --------
governmental department, commission, board, bureau, agency or instrumentality of the United States of America, Canada or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village, municipality or other governmental entity, whether now or hereafter constituted and/or existing.

          "Warrants" has the meaning given such term in Section 1A hereof.
           --------                                     ----------

          "Warrant Stock" means (i) the Common Stock issued or issuable upon
           -------------
exercise of or with respect to the Warrants, (ii) any shares of Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization or otherwise pursuant to the Warrants. Any Person who holds Warrants shall be deemed to be the holder of the Warrant Stock obtainable upon exercise of the Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the exercise of the Warrants.

          "Withdrawal Liability" means, at any time, the aggregate amount of the
           --------------------
liabilities, if any, pursuant to Section 4021 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

          "Wholly-Owned Subsidiary" of any Person means any corporation,
           -----------------------
partnership, association or other business entity of which (i) if a corporation, 100% of the stock and of the total voting power of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, 100% of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

          9B.  Accounting Terms.  Any accounting term used in this Agreement
               ----------------
shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. Financial statements and other information furnished pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Company and the Majority Holders agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

           Section 10.  Events of Default.
                        -----------------

           10A.Events of Default.  The term "Event of Default" shall mean any of
               -----------------             ----------------
the following events:

               (a) Non-Payment of Principal or Interest.  The Company shall (i)
                   ------------------------------------
     fail to pay when due any interest on any Note or any monetary Obligation with respect to the Notes other than payment of unpaid principal and the same shall continue unremedied for a period of 2 days, or (ii) fail to pay when due all or any portion of the unpaid principal on any Note.

               (b)  Breach of Warranty.  Any representation or warranty of the
                    ------------------
     Company or any Subsidiary of the Company hereunder or under any Security, certificate, report, financial statement or other writing furnished by or on behalf of the Company or any Subsidiary of the Company to any of the Purchasers or any other Securityholder for the purposes of or in connection with this Agreement or any such other document is or shall be incorrect in any material respect when made or deemed made; provided, that for purposes
                                                    --------
     of this Section 8A(b) each such representation or warranty shall be deemed
             -------------
     to have been amended to delete each materiality standard included therein (including without limitation to delete the words "material" and all references to "Materially Adverse Effect").

               (c)  Non-Performance of Other Obligations.
                    ------------------------------------

                    (1) The Company or any of its Subsidiaries shall default in the due performance and observance of or otherwise neglect or fail to perform, keep or observe any agreement contained in any of the financial covenants contained in Section 4 or any of the negative
                                           ---------
          covenants of Section 5 hereof.
                       ---------

                    (2) The Company or any of its Subsidiaries shall default in the due performance or observance of or otherwise neglect or fail to perform, keep or observe any other agreement contained herein or in any of the Notes, the Warrants, the Stockholders Agreement and the Registration Agreement, and the same shall continue unremedied for a period of 20 days (5 days in the case of Section 3B(d)) after a senior
                                                   -------------
          officer of the Company shall have first become aware thereof.

               (d)  Acceleration of Other Indebtedness. A default shall occur in
                    ----------------------------------
     the performance or observance of any obligation or condition relating to any Indebtedness in an aggregate amount exceeding $250,000 (whether under any mortgage, indenture or instrument or agreement securing or relating to any such indentures or otherwise) of the Company or any of its Subsidiaries and the effect of such default is to accelerate the maturity or require the prepayment, redemption, repurchase or defeasance of any such Indebtedness or to cause an offer to repay, redeem, purchase or defease such Indebtedness to be required to be made, or to require the making of any deposits in respect of any such Indebtedness, prior to its expressed maturity, or a holder of such Indebtedness otherwise applies or sets off assets of the Company or any of its Subsidiaries held in such holder's possession, or exercises any right to deposit and retain in an account, amounts to satisfy contingent or unmatured obligations of the Company or any of its Subsidiaries to such holder.

               (e)  Bankruptcy, Insolvency, etc.  Any of the Company or its
                    ----------------------------
     Subsidiaries shall:

                    (1) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

                    (2) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, administrator, or other custodian for the Company or any of its Subsidiaries or any property thereof or make a general assignment for the benefit of creditors;

                    (3) in the absence of such application, consent or acquiescence, permit, or suffer to exist the appointment of a trustee, receiver, administrator, liquidator, assignee, custodian, or other similar official for the Company or any of its Subsidiaries or property of any thereof for a period of 60 days;

                    (4) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency Laws or any other Laws for the benefit of the debtors, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any of its Subsidiaries and, if such case or proceeding is not commenced by the Company or any such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Company or any such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed;

                    (5) have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar Laws; or

                    (6) take any corporate action authorizing, or in furtherance of, any of the foregoing.

               (f)  Dissolution.  Entry, rendering or filing of any order, final
                    -----------
     judgment or decree decreeing the dissolution or split up of the Company or any of its Subsidiaries, if such order remains in effect for a period of more than 45 days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

               (g)  Judgments.  A judgment or order, the uninsured portion of
                    ---------
     which is in excess of $250,000, shall be rendered against the Company or any of its Subsidiaries and, within 30 days after entry thereof, such judgment or order shall not have been discharged or execution thereof stayed pending appeal, or, within 30 days after the expiration of any such stay, such judgment or order shall not have been discharged in full.

               (h)  Pension Plans.  The institution of any steps by the Company
                    -------------
     or any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Company or any such member of its Controlled Group could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan in excess of $250,000.

               (i) ERISA.  (i) With respect to any Plan, a prohibited
                   -----
     transaction within the meaning of Section 4975 of the IRC or Section 406 of ERISA occurs which in the reasonable determination of the Majority Noteholders could result in liability in excess of $50,000 to the Company or any of its Subsidiaries; (ii) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination; (iii) with respect to any Multiemployer Plan, the Company or any of its Subsidiaries or any ERISA Affiliate shall incur any Withdrawal Liability and, in the opinion of the Majority Noteholders, such Withdrawal Liability would reasonably be expected to have a Materially Adverse Effect;
     (iv) with respect to any Qualified Plan, the Company or any of its Subsidiaries or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS; or (v) with respect to any Title IV Plan or Multiemployer Plan which has an ERISA Event not described in (ii) - (iv) hereof, in the reasonable determination of the Majority Note Holders there is a reasonable likelihood for termination of any such plan by the PBGC; provided, however, that the events listed in
                                -----------------
     clauses (i) - (v) hereof shall constitute Events of Default only if the liability, deficiency or waiver request of the Company or any of its Subsidiaries or any ERISA Affiliate, whether or not assessed, exceeds $250,000 in any case set forth in (i) - (v) above, or exceeds $250,000 in the aggregate for all such cases.

               (j) Forfeiture Proceeding.  The commencement of any Forfeiture
                   ---------------------
     Proceeding, if such Forfeiture Proceeding continues for a period of more than 30 days without being vacated, discharged, satisfied or stayed or bonded pending appeal or there is an adverse decision in such proceeding.

               (k) Validity of Agreements.  Any material provision of this
                   ----------------------
     Agreement, the Notes, the Warrants, the Stockholders Agreement and the Registration Agreement shall, for any reason, cease to be valid and binding on the Company or the Company shall so claim in writing to any Securityholder.

               (l) Change of Ownership.  If prior to repayment in full of the
                   -------------------
     Notes, a Change of Ownership shall occur.

          10B. Default Interest Rate.  Upon any Event of Default, the interest
               ---------------------
rate per annum on the Notes shall increase immediately by an increment of three percentage points (3%) to the extent permitted by law. Any increase of the interest rate resulting from the operation of this section shall terminate as of the close of business on the date on which no Event of Default exists (subject to subsequent increases pursuant to this section).

          10C. Remedy if Bankruptcy.  If any Event of Default described in any
               --------------------
of clause(s) (1) through (6) of Section 10A(e) shall occur, the outstanding
                                --------------
principal amount of all outstanding Notes and all other Obligations to Noteholders or with respect to the Notes shall automatically be and become immediately due and payable, without declaration, notice or demand.

          10D. Remedy if Other Event of Default.  If any Event of Default (other
               --------------------------------
than any Event of Default described in any of clauses (1) through (6) of Section
                                                                         -------
10A(e)) shall occur for
-------
any reason, whether voluntary or involuntary, and be continuing, the Majority Note Holders may, upon notice or demand, declare all or any portion of the outstanding principal amount of the Notes to be due and payable and any or all other Obligations with respect to the Notes to be due and payable, whereupon the full unpaid amount of such Notes and any and all other Obligations with respect to the Notes which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, protest or presentment (all of which are expressly waived by the Company).

          10E. Waivers.  Except as otherwise provided for in this Agreement and
               -------
applicable law, the Company waives (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate and notice of acceleration, (b) all rights to notice and a hearing prior to any Noteholder's taking possession or control of, or to Noteholder's replevy, attachment or levy upon, any bond or security which might be required by any court prior to allowing any Noteholder to exercise any of its remedies and (c) the benefit of all valuation, appraisal and exemption laws. The Company acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other documents contemplated hereby and the transactions evidenced by this Agreement and the other documents contemplated hereby.

          10F. Right of Setoff.
               ---------------

               (a) In the case that an Event of Default shall occur and be continuing or shall exist, each Purchaser shall have the right, in addition to all other rights and remedies available to them, upon 3 business days prior written notice to the Company, to Setoff against and to appropriate and apply to the unpaid balance of the Notes, all accrued interest thereon and all other obligations of the Company under and with respect to the Notes, any debt owing to, and any other funds held in any manner for the account of the Company or any of its Subsidiaries by such Purchaser, including, without limitation, all funds in all deposit accounts (general or special) now or hereafter maintained by the Company or any of its Subsidiaries for their own accounts with such Purchaser.

               (b) Such right shall exist whether or not such Purchaser shall have made any demand under this Agreement, the Notes or the Warrants and whether or not the Notes, the Warrants and such other obligations are matured or unmatured, and shall be in addition to any other rights and remedies which the Noteholder possess.

               (c) The Company hereby confirms each Purchaser's (and such other holder's) right of banker's lien and setoff and nothing in this Agreement shall be deemed to be any waiver or prohibition of such Purchaser's right of banker's lien and setoff.

          Section 11. Miscellaneous.
                      -------------

          11A. Expenses.  The Company shall pay, and hold the BA Purchasers and
               --------
each Noteholder or holder of any Securities harmless against liability for the payment of (a) the reasonable fees and expenses of Kirkland & Ellis arising in connection with the negotiation and execution of this Agreement, any Securities, the Registration Agreement, each of the agreements contemplated hereby or thereby and the consummation of the transactions contemplated by this

Agreement, in the amount set forth in an invoice delivered to the Company by Kirkland & Ellis (which amounts shall be payable at the Closing), (b) the fees and expenses reasonably incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of any of this Agreement, the Stockholders Agreement, the Registration Agreement, the Warrants, the Notes and the other agreements contemplated hereby or thereby and the Company's Articles of Incorporation (including in connection with any proposed merger, consolidation, sale or recapitalization of the Company), and (c) the fees and expenses incurred with respect to the enforcement of the rights granted under any of this Agreement, the Notes, the Warrants, the Stockholders Agreement, the Registration Agreement, the Company's Articles of Incorporation and the other agreements contemplated hereby or thereby.

          11B. Remedies.  Each Noteholder, each holder of Series A Preferred and
               --------
each holder of Warrants and Warrant Stock shall have all rights and remedies of Noteholders, holders of Series A Preferred and holders of Warrants and Warrant Stock, respectively, set forth in this Agreement (including, without limitation, Sections 10B and 10C above), the Notes, the Warrants, the Stockholders
------------     ---
Agreement, the Company's Articles of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any Laws. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Laws. All such rights and remedies shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. One or more successive actions may be brought against the Company, either in the same action or in separate actions, as often as any of the Securityholders deems advisable, until all of the Obligations are paid and performed in full.

          11C. Indemnification. In consideration of the execution and delivery
               ---------------
of this Agreement by the Purchasers, the Company will indemnify, exonerate and hold harmless each of the Purchasers and each other Noteholder, holder of Series A Preferred or holder of Warrant Stock, and each of their respective officers, directors, employees, partners and agents (collectively, the "Indemnitees") from
                                                              -----------
and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses incurred in connection therewith (irrespective of whether such Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorney's fees and disbursements including, without limitation, any arising under or relating to Environmental and Safety Requirements or relating to Hazardous Materials (collectively, the "Indemnified Liabilities") incurred by any Indemnitee as a
                    -----------------------
result of such Indemnitee's purchase of the Notes, Warrants or Series A Preferred hereunder, arising out of or relating to the operations of the Company's or any of its Subsidiaries' businesses (other than on account of or relating to such Indemnitee's service as an employee of the Company or any of its Subsidiaries) or the entering into and performance of this Agreement, any of the Notes, any of the Warrants, the Stockholders Agreement or the Registration Agreement. Notwithstanding the foregoing, "Indemnified Liabilities" will not include as to any Indemnitee any liabilities to the extent arising by reason of such Indemnitee's gross negligence or willful misconduct. Further, if and to the extent that the covenant included in this Section 11C may be unenforceable for
                                          -----------
any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable

Laws.; provided that no Indemnitee shall be entitled to indemnification under this Section 11C with respect to any Indemnified Liability arising solely with
     -----------
respect breaches of the representations and warranties of the Company set forth in Section 6 (other than Sections 6A, 6B, 6D and 6Q) of this Agreement, unless
   ---------             -----------  --  --     --
such Indemnified Liability, together will all other such Indemnified Liabilities, exceeds $250,0000, in which case such Indemnitee shall be entitled to indemnification only for the amount of such excess; it being understood, however, that the foregoing limitation applies only to Indemnified Liabilities arising out of breaches of representations and warranties contained in Section 6
                                                                       ---------
(other than Sections 6A, 6B, 6D and 6Q) and no other Liability for which
            -----------  --  --     --
indemnification may be sought hereunder.

          11D. Usury.  Anything herein, in the Notes or in any agreement,
               -----
certificate, instrument or other documents contemplated by this Agreement to the contrary notwithstanding, the obligations of the Company under this Agreement and the Notes will be subject to the limitation that payments of interest will not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Noteholder in question limiting rates of interest which may be charged or collected by such Noteholder.

          11E. Consent to Amendments.  Except as otherwise expressly provided
               ---------------------
herein, commencing on and after the Closing the provisions of this Agreement may be amended or waived, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if such Person has obtained the written consent of the Majority Holders; provided that
(x) any provision of the Notes (other than Section 2 of the Notes, the
                                           ---------
Redemption Premium Amount (as defined in the Notes), rate of interest, maturity or principal amount, which may be amended with respect to any Note only upon the written consent of the holders of such Note) may be amended if and only if the Company has obtained the written consent of the Majority Note Holders and only if the provisions of all outstanding Notes are amended in the same manner; (y) any provisions of the Warrants (other than Section 7 or 8 of the Warrants, the
                                           ---------    -
number of shares obtainable upon exercise thereof and the exercise price thereof or the term thereof, which may be amended with respect to any Warrant only with the prior written consent of the holders of such Warrant) may be amended if and only if the Company has obtained the written consent of the Majority Warrant Holders and only if the provisions of all Warrants are amended in the same manner and (z) any provision of this Agreement which would continue to apply after the Notes and Series A Preferred are paid in full may be amended if and only if the Company has obtained the written consent of the Majority Warrant Holders. No other course of dealing between the Company and any Securityholder or any delay in exercising any rights hereunder, under any of the Securities, under any other agreement contemplated hereby or the Company's Articles of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, the Notes and Warrant Stock held by the Company or any of its Subsidiaries shall not be deemed to be outstanding or in existence. If the Company directly or indirectly pays any consideration to any Securityholder for such holder's consent to any amendment, modification or waiver hereunder, the Company shall also pay each other holder of the same type of Securities granting its consent hereunder equivalent consideration computed on a pro rata basis.

          11F. Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchasers as purchasers or Securityholders are also for the benefit of, and enforceable by, any subsequent Securityholder.

          11G. Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable Laws, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Laws, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          11H. Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          11I. Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever the term "including" is used in this Agreement, (whether or not that term is followed by the phrase "without limitation" or words of similar effect) it will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing. The "knowledge" or "awareness" of a Person means the actual knowledge of such Person (which includes the actual knowledge of all officers, directors and executive employees of such Person after reasonable inquiry).

          11J. GOVERNING LAW.  THE CORPORATE LAW OF THE STATE OF TEXAS SHALL
               -------------
GOVERN ALL ISSUES AND QUESTIONS CONCERNING THE RELATIVE RIGHTS AND OBLIGATIONS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

          11K. Notices.  All notices, demands and other communications given or
               -------
delivered under this Agreement shall be in writing and shall be deemed to have been given upon receipt when delivered personally or by telecopy, one Business Day after being deposited with a reputable overnight courier service or three Business Days after being deposited in the U.S. Mail. Notices, demands and communications to the Purchasers and the Company, unless another address is specified in writing, shall be sent to the address or telecopy number indicated below and to the attention of such other persons indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party:

          If to the Purchasers:
          --------------------

                    Bank of America National Trust and

                    Savings Association
                    231 South LaSalle Street
                    Chicago, Illinois  60697
                    Attn: Robert Perille
                          Andrea P. Joselit
                    Telecopier:  312/828-6298

          with a copy to:

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, Illinois  60601
                    Attn: John A. Weissenbach
                          Wendy L. Chronister
                    Telecopier:  312/861-2200

          If to the Company:
          -----------------

                    Zimmerman Sign Company
                    9846 Hwy 31 East
                    Tyler, Texas 75705
                    Attn: Chief Executive Officer
                    Telecopier: 903/535-7420

          with a copy to:

                    Jackson Walker L.L.P.
                    901 Main Street
                    Suite 6000
                    Dallas, Texas 75705
                    Attn:  Bryan C. Birkeland
                    Telecopier: 214/953-5822

          11L. Survival of Agreement; Indemnities.  All covenants, agreements,
               ----------------------------------
representations and warranties made in this Agreement and in the certificates delivered pursuant hereto shall survive the Closing hereunder and the execution and delivery to the Purchasers of this Agreement, the Notes, the Warrants, the Registration Agreement, the Stockholders Agreement and all other documents delivered hereunder or contemplated hereby regardless of any investigation made by any of the Purchasers or on behalf of any of the Purchasers and, except as otherwise expressly provided herein, shall continue in full force and effect so long as any of the Securities or other Obligations remain outstanding, unperformed or unpaid, except that the representations and warranties made herein shall continue only until the first anniversary of the Closing Date. Notwithstanding anything to the contrary contained herein, the Company and their Subsidiaries to indemnify the Purchasers (and the Indemnitees) with respect to the expenses, damages, losses, costs and liabilities described in Sections 11A
                                                                  ------------
and 11D shall survive until all
    ---
applicable statute of limitations periods with respect to actions which may be brought against the Purchasers (or Indemnitee) have run.

          11M. Taxes and Fees.  Should any recording or filing fees, stamp Taxes
               --------------
or comparable filings or fees become payable in respect of any of this Agreement, the Notes, the Warrants, or any other document delivered hereunder, or any amendment, modification or supplement thereof requested by the Company, the Company agrees to pay the same on demand, together with any interest or penalties thereon attributable to any delay by the Company in meeting the Purchaser's demand, and agrees to hold the Purchasers harmless with respect thereto.

          11N. Jurisdiction and Venue.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST
               ----------------------
THE COMPANY OR ANY OF ITS SUBSIDIARIES WITH RESPECT TO THIS AGREEMENT, ANY NOTE, ANY NOTE WARRANT, ANY SERIES A WARRANT, THE WARRANT STOCK, THE STOCKHOLDERS AGREEMENT, THE REGISTRATION AGREEMENT OR ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN COOK COUNTY ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE COMPANY HEREBY WAIVES ANY CLAIM THAT COOK COUNTY ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE COMPANY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, INC. (AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY WITH THE CONSENT OF THE MAJORITY HOLDERS) TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT ITS ADDRESS PROVIDED HEREIN, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. TO THE EXTENT PERMITTED BY LAW, IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY OF THE PURCHASERS OR NOTEHOLDERS OR HOLDERS OF WARRANT STOCK TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. To the extent provided by law, should the Company, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by law after the mailing thereof, the Company shall be deemed in default and an order and/or judgment may be entered by the court against the Company as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum for the Company set forth in this Section 11N shall not be deemed
                          -----------
to preclude the enforcement by the Purchasers of any judgment obtained in any other forum or the taking by the Purchasers of any action to enforce the same in any other appropriate jurisdiction, and the Company each hereby waives the right to collaterally attack any such judgment or action.

          11O. Waiver of Right to Jury Trial.  THE COMPANY AND ITS SUBSIDIARIES
               -----------------------------
EACH ON BEHALF OF ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY in any litigation in any court with respect to, in connection with, or arising out of this Agreement, any Note, any Warrant, the Warrant Stock, the Stockholders Agreement, the Registration Agreement, the Company's Articles of Incorporation or any other agreement contemplated hereby or thereby or the validity, protection, interpretation, collection or enforcement thereof. Notwithstanding anything contained in this Agreement to the contrary, no claim may be made by the Company against the Purchasers for any lost profits or any special, indirect or consequential damages in respect of any breach or wrongful conduct (other than willful misconduct constituting actual fraud) in connection with, arising out of or in any way related this Agreement, to the transactions contemplated hereunder, the Notes, the Warrants, the Warrant Stock, the Stockholders Agreement, the Registration Agreement, the Company's Articles of Incorporation or any act, omission or event occurring in connection therewith; and the Company and its Subsidiaries each hereby waives, releases and agrees not to sue upon any such claim for any such damages. THE COMPANY AND ITS SUBSIDIARIES EACH AGREES THAT THIS SECTION 11O IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND
     -----------
ACKNOWLEDGES THAT THE PURCHASER WOULD NOT PURCHASE THE NOTES OR WARRANTS HEREUNDER IF THIS SECTION 11O WERE NOT PART OF THIS AGREEMENT.
                  -----------

          11P. Consideration for the Warrants and Warrant Stock.  Each of the
               ------------------------------------------------
Company and the Purchasers acknowledge and agree that the fair market value of the Notes, Warrants, and Series A Preferred issued hereunder shall be as set forth on the Schedule of Purchasers attached hereto, and that, for all purposes
             ----------------------
(including tax and accounting), the consideration for the issuance of the Warrants shall be allocated as set forth on the Schedule of Purchasers attached
                                                ----------------------
hereto. Each of the Company and the Purchasers agree that all fees payable to the Purchasers, as provided in Section 11A hereof, shall be reported for all tax
                               -----------
purposes as a reduction in the issue price of the debt issued to the Purchasers, pro rata according to the principal treated by the parties as original issue discount and reported as interest income and interest expense in accordance with the applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder. The Company, its Subsidiaries and the Purchasers shall file their respective federal, state and local tax returns in a manner which is consistent with such valuation and allocation and shall not take any action or position (whether in preparation of tax returns, financial statements or otherwise) which is inconsistent with any of the above.

          11Q. No Strict Construction.  The parties hereto have participated
               ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          11R. Complete Agreement.  This Agreement, those documents expressly
               ------------------
referred to herein and other documents of even date herewith, embody the complete agreement and understanding among the parties and supersede any prior agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          11S. Time of Essence.  Time is of the essence for the performance by
               ---------------
the Company and the Company of the obligations set forth in this Agreement, the Notes, the Warrant, the Registration Agreement, the Stockholders Agreement, the Company's Articles of Incorporation or any document delivered hereunder.

          11T. No Third Party Beneficiaries.  This Agreement shall not confer
               ----------------------------
any rights or remedies upon any Person other than the parties hereto and their respective successors and assigns, as specified herein and to the extent explicitly set forth herein, the holders of Senior Indebtedness.

          11U. Confidentiality of Information.  Each of the Purchasers shall use
               ------------------------------
reasonable efforts, consistent with such Purchaser's customary practices, to assure that information about the Company and its operations, affairs and financial condition not generally disclosed to the public or to trade and other creditors, which is furnished to such Purchaser pursuant to the provisions hereof is used only for the purposes of this Agreement and shall not be divulged to any Person other than their Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants,
(b) in connection with the enforcement of the rights of such Purchaser hereunder and under the Notes, the Warrants, the Stockholders Agreement or the Registration Agreement or otherwise in connection with applicable litigation,
(c) in connection with the sale of securities so long as the prospective purchasers thereof have agreed to be bound by the provisions of this Section 11U
                                                                     -----------
as if they were a "Purchaser"), (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over such Purchaser or by any applicable law, rule, regulation or judicial process, reasonably believed by such Purchaser to be binding on the Purchaser.

                           *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                              ZIMMERMAN SIGN COMPANY

                              By:  /s/ Jeffrey Johnson
                                  --------------------------
                              Name: Jeffrey Johnson
                              Its:  Vice-President/CFO


                              CONTINENTAL ILLINOIS
                              VENTURE CORPORATION

                              By: /s/ Robert Perille
                                 ---------------------------
                              Name: Robert Perille
                              Its:  Managing Director


                              MIG PARTNERS VIII

                              By: /s/ Robert Perille
                                  --------------------------
                              Name: Robert Perille
                              Its:  General Partner

                              MANAGEMENT PURCHASERS:
                              ---------------------

                               /s/ David Anderson
                              ------------------------------
                              David Anderson


                               /s/ Tom Boner
                              ------------------------------
                              Tom Boner


                               /s/ Michael Coppinger
                              ------------------------------
                              Michael Coppinger


                                /s/ Michael St. Onge
                              ------------------------------
                              Michael St. Onge


                               /s/ Jeff Johnson
                              ------------------------------
                              Jeff Johnson


                               /s/ John Griggs
                              ------------------------------
                              John Griggs

                                LIST OF EXHIBITS
                                ----------------


Exhibit A -  Form of Note
Exhibit B -  Form of Warrant
Exhibit C -  Certificates of Designation, Series A
Exhibit D -  Form of Share Purchase Option Agreement
Exhibit E -  Form of Anderson Purchase Agreement
Exhibit F -  Form of Anderson Side Letter
Exhibit G -  Form of Stockholders Agreement
Exhibit H -  Form of Registration Agreement
Exhibit I -  Certificates of Designation, Series B
Exhibit J -  Certificates of Designation, Series C
Exhibit K -  Form of Opinion of Company Counsel

                         LIST OF DISCLOSURE SCHEDULES
                         ----------------------------


                              Schedule of Purchasers
                              Indebtedness Schedule
                              Stockholders Schedule
                              Transaction Fees Schedule
                              Financial Statements Schedule
                              Guarantees Schedule
                              Affiliated Transaction Schedule
                              Capitalization Schedule
                              Subsidiaries Schedule
                              Restrictions Schedule
                              Liabilities Schedule
                              Assets Schedule
                              Tax Schedule
                              Contracts Schedule
                              Intellectual Property Schedule
                              Litigation Schedule
                              Brokerage Schedule
                              Employees Schedule
                              Employee Benefits Schedule
                              Environmental Schedule
                              Lien Schedule

                            SCHEDULE OF PURCHASERS

                           Note                                          Purchase                      Purchase Price
                        Principal       Purchase Price                   Price of       Series A        of Series A
   Purchasers             Amount           of Notes        Warrants      Warrants       Preferred        Preferred       Closing Fee
   ----------          ----------       --------------     --------      --------       ---------        ---------       -----------

   CIVC                $ 2,898,700     $2,889,995.14       819,310      $68,394.71       40,763       $4,016,610.16       $180,000
   MIG                 $   322,100     $  319,923.76       204,827      $17,096.68        4,529       $  437,977.54       $ 20,000
   David Anderson      $236,133.33     $  235,335.58        75,113      $ 6,270.28        3,322       $  326,727.46
   Tom Boner           $   166,200     $  165,638.51        52,864      $ 4,413.02        2,338       $  229,948.47
   Mike Coppinger      $    68,600     $   68,368.24        21,800      $ 1,819.81          964       $   94,811.94
   Mike St. Onge       $    41,600     $   41,459.46        13,208      $ 1,102.60          584       $   57,437.94
   Jeff Johnson        $133,333.33     $  132,882.88         5,396      $   450.45           0        $       0
   John Griggs         $133,333.33     $  132,882.88         5,396      $   450.45           0        $       0
                        ----------     -------------     ---------      ----------       ------       -------------       --------
   TOTAL               $ 4,000,000     $3,986,486.48     1,197,914      $  100,000       52,500       $5,163,513.51       $200,000